UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12
Magellan Midstream Partners, L.P.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

One Williams Center

Tulsa, Oklahoma 74172

BARRY R. PEARL

CHAIR OF THE BOARD

OF THE GENERAL PARTNER

February 21, 2023

To our Limited Partners:

You are cordially invited to attend the 2023 annual meeting of limited partners of Magellan Midstream Partners, L.P. to be held in the Williams Resource Center at One Williams Center, Tulsa, Oklahoma, on Thursday, April 27, 2023, commencing at 10:00 a.m. Central Time.

At this year’s meeting, you will be asked to elect one Class I director and three Class III directors to our general partner’s board of directors, approve an advisory resolution on our executive compensation, hold an advisory vote on the frequency of future advisory votes on our executive compensation and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. The board of directors of our general partner unanimously recommends you vote for a one-year frequency of future advisory votes on executive compensation and approve each of the other proposals. I urge you to read our proxy statement for further details about the proposals.

On February 27, 2023, we will mail the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to all unitholders of record at the close of business on February 9, 2023 and post our proxy materials on our website. As described in the Notice, you may request a printed set of the proxy materials, including our Annual Report and Form 10-K for the fiscal year ended December 31, 2022, if you do not wish to access the materials on our website. In addition, the Notice will provide information regarding how you may request to receive proxy materials by mail or by email on an ongoing basis.

Your vote is important to us and our business. Except on the independent auditor proposal, your brokers cannot vote your units on your behalf until they receive your voting instructions. Whether or not you plan to attend the annual meeting, please cast your vote by following the internet or telephone voting instructions contained in the Notice. Alternatively, you may request a printed copy of the proxy materials and vote by mail by completing, signing and returning the proxy card. We look forward to your participation.

Sincerely, Barry R. Pearl

Notice of Annual Meeting of Limited Partners

To the Limited Partners of Magellan Midstream Partners, L.P.:

The annual meeting of limited partners of Magellan Midstream Partners, L.P. will be held in the Williams Resource Center at One Williams Center, Tulsa, Oklahoma, on April 27, 2023 at 10:00 a.m. Central Time to consider the following matters:

1.  The election of one recently added Class I director to our general partner’s board of directors to serve until the 2024 annual meeting of limited partners and three Class III directors to our general partner’s board of directors to serve until the 2026 annual meeting of limited partners;

2.  An advisory vote on executive compensation;

3.  An advisory vote on the frequency of future advisory votes on our executive compensation;

4.  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

5.  The transaction of any other business as may properly come before the annual meeting or any adjournments thereof, including, without limitation, the adjournment of the annual meeting in order to solicit additional votes from unitholders with respect to the foregoing proposals.

Only unitholders of record at the close of business on February 9, 2023 are entitled to attend or vote at the annual meeting or any recommencement thereof following any adjournments.

Date:

April 27, 2023

Time:

10:00 a.m. Central Time

Place:

Williams Resource Center

One Williams Center

Tulsa, Oklahoma

Record Date:

February 9, 2023

By Order of the Board of Directors of Magellan GP, LLC,

general partner of

Magellan Midstream Partners, L.P.

Richard M. Carson

Secretary

Tulsa, Oklahoma

February 21, 2023

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to Be Held on April 27, 2023
This notice together with our proxy statement, form of proxy card and 2022 annual report are available at www.magellanlp.com/Investors/SECFilings.aspx.

Your vote is important! Except on the independent auditor proposal, your brokers cannot vote your units on your behalf until they receive your voting instructions. For your convenience, internet and telephone voting are available. The instructions for voting by internet or telephone are set forth in the Notice. If you prefer, you may request a printed copy of the proxy materials, including the proxy card, and vote by mail by completing, signing and returning the proxy card in a postage-paid envelope.

Internet	Telephone	Mail	In Person

Follow the instructions on the Notice to vote by internet.	Follow the instructions on the Notice to vote by phone.	Complete your proxy card and return it by mail.	Attend the Annual Meeting and vote in person.

MAGELLAN MIDSTREAM PARTNERS, L.P.

Proxy Statement

For Annual Meeting of Limited Partners

To Be Held on April 27, 2023

These proxy materials, which we will make available to holders of our outstanding common units (our “unitholders”) beginning on or about February 27, 2023, are being furnished to you in connection with the solicitation of proxies by and on behalf of the board of directors (our “board”) of Magellan GP, LLC, a Delaware limited liability company, acting in its capacity as the general partner of Magellan Midstream Partners, L.P., a Delaware limited partnership, for use at Magellan Midstream Partners, L.P.’s 2023 annual meeting of limited partners and at any recommencement thereof following any adjournments (the “annual meeting”). The annual meeting will be held in the Williams Resource Center on April 27, 2023 at 10:00 a.m. Central Time at One Williams Center, Tulsa, Oklahoma 74172. Holders of record of our common units at the close of business on February 9, 2023 are entitled to notice of, and to vote at, the annual meeting. If an adjournment of the annual meeting is for more than 45 days, our board will be required to set a new record date. Unless otherwise indicated, the terms “Magellan,” “our,” “we,” “us” and similar terms refer to Magellan Midstream Partners, L.P. together with its subsidiaries, and the term “employees” refers to the employees of our subsidiary providing services to Magellan.

Proposals

At our annual meeting, we are asking our unitholders to consider and act upon the election of one recently added Class I director to serve on our board until our 2024 annual meeting and three Class III directors to serve on our board until our 2026 annual meeting (the “Director Election Proposal”), an advisory vote on executive compensation (the “Executive Compensation Proposal”), an advisory vote on the frequency of future advisory votes on our executive compensation (the “Executive Compensation Vote Frequency Proposal”) and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 (the “Independent Auditor Proposal”).

Director Election Proposal

Directors serving on our board are elected by a plurality of the votes cast by our unitholders. A plurality occurs when more votes are cast for a candidate than those cast for an opposing candidate. On the Director Election Proposal, you may (1) vote for the election of all nominees named herein, (2) withhold authority to vote for all nominees named herein or (3) vote for the election of one or more of the nominees and withhold authority to vote for one or more of the nominees.

Executive Compensation Proposal

The Executive Compensation Proposal is an advisory vote by our unitholders. Although the advisory vote is non-binding, our compensation committee and board will review the results and give serious consideration to the outcome of the vote. The Executive Compensation Proposal results are determined by a plurality of the advisory votes cast by our unitholders. A plurality occurs when more advisory votes are cast for the resolution than cast against the resolution. On the Executive Compensation Proposal, you may (1) vote for the resolution, (2) vote against the resolution or (3) abstain from voting on the proposal.

Executive Compensation Vote Frequency Proposal

The Executive Compensation Vote Frequency Proposal is an advisory vote by our unitholders. Although the advisory vote is non-binding, our compensation committee and board will review the results and give serious

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	1

Proxy Statement

consideration to the outcome of the vote. The Executive Compensation Vote Frequency Proposal results are determined by a plurality of the advisory votes cast by our unitholders. A plurality occurs when more advisory votes are cast for an advisory vote frequency than those cast for any of the other advisory vote frequencies. On the Executive Compensation Vote Frequency Proposal, you may vote to conduct future advisory votes on executive compensation every (1) one year, (2) two years, (3) three years or (4) abstain from voting on the proposal.

Independent Auditor Proposal

The independent registered public accounting firm of Ernst & Young LLP has been appointed by our audit committee to conduct the 2023 audit of our financial statements. Although unitholder ratification of the appointment of Ernst & Young LLP is advisory and not required, our audit committee and board will review the results and give serious consideration to the outcome of the vote. The Independent Auditor Proposal results are determined by a plurality of the advisory votes cast by our unitholders. A plurality occurs when more advisory votes are cast for the proposal than cast against the proposal. On the Independent Auditor Proposal, you may (1) vote for the proposal, (2) vote against the proposal or (3) abstain from voting on the proposal.

Outstanding Common Units Held on Record Date

As of the record date, there were 203,293,822 outstanding common units that were entitled to notice of and are entitled to be voted during the annual meeting. Each common unit entitles the holder thereof as of the record date to one vote.

Quorum Required

The presence, in person or by proxy, of unitholders as of the record date representing a majority of our outstanding common units is necessary to constitute a quorum for purposes of voting on the proposals during the annual meeting. Withheld and abstention votes will count as present for purposes of establishing a quorum during the annual meeting.

Broker Non-Votes and Abstentions

A “broker non-vote” occurs when a bank, broker or other holder of record holding units for a beneficial owner does not vote on a particular proposal because the record holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the applicable rules of the New York Stock Exchange (“NYSE”), brokers are permitted to vote a client’s proxy in their own discretion as to the Independent Auditor Proposal, but not on the other proposals if the broker has not received instructions from the unitholder. If you own units through a broker, you must give the broker instructions to vote your units in the Director Election Proposal, Executive Compensation Proposal and the Executive Compensation Vote Frequency Proposal or your units will not be voted on those proposals. For purposes of the Director Election Proposal, only votes for or withheld count; abstentions and broker non-votes are not counted.

How to Vote

You may vote by internet, telephone, mail or during the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by following the internet or telephone voting instructions on the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) or to request a printed copy of the proxy materials and complete, sign and mail your proxy card in advance of the annual meeting.

2	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Proxy Statement

Internet

To vote by internet, please go to the website set forth on the Notice and follow the on-screen instructions. You will need the control number contained on the Notice. Voting by internet is the fastest and lowest cost option for voting.

Telephone

To vote by telephone, please dial the toll-free telephone number set forth on the Notice and follow the audio instructions. You will need the control number contained on the Notice.

Mail

To vote by mail, please follow the instructions on the Notice to request a printed set of the proxy materials. Mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so your units will be represented during the annual meeting.

In Person

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your units are held in the name of a broker, you must bring with you a brokerage account statement, letter or other evidence satisfactory to us of your beneficial ownership of the units as of the record date.

Revoking Your Proxy or Changing Your Internet or Telephone Vote

You may revoke your proxy before it is voted during the annual meeting as follows:

◾	by delivering, before the annual meeting, a new proxy with a later date;

◾	by delivering, on or before the business day prior to the annual meeting, a notice of revocation to the Secretary of our general partner at One Williams Center, Suite 2800, Tulsa, Oklahoma 74172;

◾	by attending the annual meeting in person and voting (although merely attending the annual meeting, without voting, will not by itself revoke a previously granted proxy); or

◾	if you have instructed a broker to vote your units, you must follow the directions received from your broker to change those instructions.

You may change your internet or telephone vote as often as you wish prior to the meeting by following the procedures for internet or telephone voting set forth in the Notice.

Solicitation and Mailing of Proxies

We will pay for the preparation, printing and mailing of the Notice, requested proxy materials and the proxies solicited in connection with our annual meeting. In addition to the use of the mail, proxies may be solicited by our representatives in person or by telephone, electronic mail or facsimile transmission. We expect the expenses of such solicitation by our representatives to be nominal. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward the Notice to the beneficial owners of our common units as of the record date and will provide reimbursement for the cost of forwarding the Notice in accordance with customary practice. We have retained Morrow Sodali LLC to aid in the solicitation of proxies. The fees of Morrow Sodali are $10,500, plus reimbursement of its reasonable out-of-pocket costs.

Only one Notice will be delivered to multiple unitholders sharing an address, unless we have received contrary instructions from one or more of the unitholders. Unitholders at a shared address to which a single copy of the

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	3

Proxy Statement

Notice was delivered who would like to receive a separate or additional copy of the Notice or proxy materials (including with respect to those materials or other communications that may be delivered to unitholders in connection with future annual or special meetings of unitholders) should contact Morrow Sodali at the contact information set forth below, and, upon receipt of such request, a separate copy will be promptly provided. Unitholders who currently receive multiple copies of the Notice or proxy materials at their shared address and would like only one copy of any future materials or other communications should notify Morrow Sodali of the same at the contact information set forth below. If you have questions about the annual meeting or need additional copies of the Notice, proxy materials or proxy cards, please follow the instructions set forth in the Notice or contact Morrow Sodali as follows:

Morrow Sodali LLC

333 Ludlow Street

5th Floor, South Tower

Stamford, Connecticut 06902

Email: MMP.info@investor.morrowsodali.com

Phone (unitholders): (800) 662-5200

Phone (banks and brokerage firms): (203) 658-9400

Other Matters for the 2023 Annual Meeting

We are not aware of any matters to be acted upon during the annual meeting other than the proposals included in the Notice and described in our proxy statement. If any other matter requiring a vote of unitholders arises, including a question of adjourning the annual meeting, the persons named as proxies on the proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in our best interests. The proxy card confers discretionary authority to take action with respect to any additional matters that may come before the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to Be Held on April 27, 2023
This proxy statement together with a form of proxy card and our 2022 annual report to unitholders are available at www.magellanlp.com/Investors/SECFilings.aspx.

4	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Director Election Proposal

We are a limited partnership and are managed and operated by the officers of, and are subject to the oversight of the board of, our general partner. Our general partner is a wholly-owned subsidiary of ours.

The total number of directors on our board is currently set at nine, with eight independent directors and one management director. Proxies cannot be voted for a greater number of persons than the number of director nominees named. The terms of the directors of our board are staggered, and the directors are divided into three classes. One class of directors is elected at each annual meeting, and upon election directors in that class serve for a term of three years, subject to a director’s earlier resignation, death or removal. If a director is elected by our board to fill a vacancy, that director must be elected by our unitholders at the next annual meeting, regardless of the class in which the director is placed.

Effective May 1, 2022, upon the retirement of Robert G. Croyle, our board elected Sivasankaran Somasundaram as an independent director in Class I. His term as a Class I director will expire at the annual meeting. Mr. Somasundaram is standing for election at our annual meeting for a term expiring in 2024.

Effective May 1, 2022, upon the retirement of Michael N. Mears as Chair of our board, President and Chief Executive Officer (“CEO”) of Magellan, Aaron L. Milford was elected President and CEO of Magellan and a member of our board in Class III. His term as a Class III director will expire at the annual meeting. Mr. Milford is standing for election at our annual meeting for a term expiring in 2026.

During the annual meeting, our unitholders will consider and act upon a proposal to elect one Class I director to our board to serve until the 2024 annual meeting and three Class III directors to our board to serve until the 2026 annual meeting. Each nominee has consented to serve as a director if so elected. The persons named as proxies on the proxy card, who have been designated by our board, intend to vote for the election of the director nominees unless otherwise instructed by a unitholder on a proxy card. If any nominee becomes unable for any reason to stand for election as a director of our board, the persons named as proxies on the proxy card will vote for the election of such other person or persons as our board may recommend and propose to replace such nominee.

Board Diversity
Age
Tenure

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	5

Director Election Proposal

Information concerning the Class I and Class III director nominees, along with information concerning the current Class I and Class II directors whose terms of office will continue after the annual meeting, is set forth below.

CLASS I DIRECTOR NOMINEE — If Elected, Term Expires at the 2024 Annual Meeting

Sivasankaran Somasundaram

Independent Director

Biographical Information

Mr. Somasundaram has served as an independent director of our board since May 1, 2022. Since 2020, he has served as President, CEO and a member of the board of directors of ChampionX Corporation (NASDAQ: CHX) (“ChampionX”), a chemistry solutions, equipment and technologies services provider to the petroleum exploration and production industry. From 2018 to 2020, Mr. Somasundaram served as President, CEO and a member of the board of directors of Apergy Corporation (NYSE: APY), prior to its merger with ChampionX. He served as Vice President (“VP”) of Dover Corporation and President and CEO of Dover Energy from 2013 to 2018, and led the spin off from Dover to form Apergy Corporation in 2018. Prior to that, he served Dover in a number of leadership capacities, including as Executive VP of Dover Energy, Executive VP of Dover Fluid Management, President of Dover’s Fluid Solutions Platform, President of Dover’s Gas Equipment Group and President of Dover’s RPA Process Technologies. Before joining Dover in 2004, Mr. Somasundaram served in various global leadership roles at GL&V Inc. and Baker Hughes Inc. He earned a bachelor’s degree in mechanical engineering from Anna University and a master’s degree in industrial engineering from the University of Oklahoma.

Qualifications

Mr. Somasundaram is qualified to serve on our board because of his extensive executive management experience in the energy industry. His nomination was recommended by our board.

Director Since: 2022 Age: 57 Committees Served: ◾ Compensation ◾ Nominating and Governance

6	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Director Election Proposal

CLASS III DIRECTOR NOMINEES — If Elected, Term Expires at the 2026 Annual Meeting

Chansoo Joung

Independent Director

Biographical Information

Mr. Joung has served as an independent director of our board since 2019. From 2005 to 2015, he worked first as a partner then as senior advisor at Warburg Pincus LLC, where he managed investments across the energy and clean energy sectors. From 1987 to 2004, Mr. Joung held increasingly senior positions at Goldman, Sachs & Co., culminating his 17-year career there as head of the Americas Energy and Power investment banking group. He has served on the board of directors of APA Corporation since 2011, where he is chair of the audit committee and a member of the corporate governance and nominating committee. Mr. Joung also served on the board of directors of the general partner of Targa Resources Partners, L.P. from 2007 to 2011 and Targa Resources Corporation from 2010 to 2011. He earned a bachelor’s degree in physics and a master’s degree in business administration from Dartmouth College.

Qualifications

Mr. Joung is qualified to serve on our board because of his extensive finance experience in the energy industry. His nomination was recommended by our board.

Director Since: 2019 Age: 62 Committees Served: ◾ Audit ◾ Nominating and Governance ◾ Sustainability

Aaron L. Milford

President and CEO

Biographical Information

Mr. Milford currently serves as President and CEO of Magellan and a director of our board and has served in such capacities since May 1, 2022. He served as Chief Operating Officer (“COO”) from 2019 to 2022 and as Senior VP and Chief Financial Officer (“CFO”) from 2015 to 2019. Mr. Milford served as VP, Crude Oil Business Development from 2014 to 2015. From 2013 through 2014, he served as Director, Crude Oil Business Development, from 2011 through 2012, as Director, Commercial Development, and from 2007 through 2010, as Director, Business Development. Prior to joining Magellan in 2004, Mr. Milford worked for The Williams Companies, Inc. (“Williams”) and MAPCO Inc. (“MAPCO”) since 1995 in various staff and management positions including the areas of financial planning, business development and mergers and acquisitions. He earned a bachelor’s degree in accounting and master’s degree in business administration from the University of Tulsa and is a chartered financial analyst.

Qualifications

Mr. Milford is qualified to serve on our board because of his extensive commercial and operational experience in the energy industry, including his familiarity with our business as a result of his positions as President and CEO. His nomination was recommended by our board.

Director Since: 2022 Age: 49 Committees Served: None

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	7

Director Election Proposal

James R. Montague

Independent Director

Biographical Information

Mr. Montague has served as an independent director of our board since 2003, following his retirement after a 31-year career in several positions of increasing responsibility in the paper and energy industries. From 2001 to 2002, Mr. Montague served as President of EnCana Gulf of Mexico, Inc., an oil and gas exploration and production business. From 1996 to 2001, he served as President of two subsidiaries of International Paper Company, IP Petroleum Company, an oil and gas exploration and production company, and GCO Minerals Company, a company that manages International Paper’s mineral holdings. From 2006 to 2017, Mr. Montague served as a director of Atwood Oceanics, Inc. From 2001 to 2012, he served as a director of the general partner of Penn Virginia Partners, L.P. He earned a bachelor’s degree in architectural construction from Texas A&M University and attended the Harvard Business School Program for Management Development and Mahler Advanced Management Skills Program.

Qualifications

Mr. Montague is qualified to serve on our board because of his extensive experience in various sectors of the petroleum industry. His nomination was recommended by our board.

Director Since: 2003 Age: 75 Committees Served: ◾ Compensation (Chair) ◾ Nominating and Governance

CLASS I DIRECTORS — Term Expires at the 2024 Annual Meeting

Stacy P. Methvin

Independent Director

Biographical Information

Ms. Methvin has served as an independent director of our board since 2015. From 2011 until her retirement in 2012, she was VP, Refining Margin Optimization of Shell Oil Company (“Shell”), and from 2009 until 2010, she was VP, Global Distribution of Shell. Ms. Methvin held various other operational and management roles in the upstream, downstream and chemical businesses during her tenure at Shell and its subsidiaries that began in 1979, including President of Shell Louisiana E&P Company, Shell Deer Park Refining Company, Shell Pipeline Company LP, Shell Chemical LP and VP, Strategy and Portfolio for the downstream business. She has served as a director of Pioneer Natural Resources Co. since 2013, where she is a member of the nominating and governance committee and chair of the compensation and leadership development committees. Since September 2021, Ms. Methvin has served as chair of Oiltanking GmbH Supervisory Board, a subsidiary of Marquard & Bahls AG, where she is a member of the audit committee. She also served as vice chair, a member of the audit committee and chair of the compensation committee for Marquard & Bahls AG from 2014 until September 2021. She earned a bachelor’s degree in geological and geophysical sciences from Princeton University.

Qualifications

Ms. Methvin is qualified to serve on our board because of her extensive experience in various sectors of the petroleum and energy industry.

Director Since: 2015 Age: 66 Committees Served: ◾ Compensation ◾ Nominating and Governance ◾ Sustainability (Chair)

8	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Director Election Proposal

Barry R. Pearl

Independent Chair of the Board

Biographical Information

Mr. Pearl has served as an independent director of our board since 2009. He is currently our Chair of the Board and has served in that capacity since May 1, 2022. Prior to being elected Chair, Mr. Pearl served as our Lead Independent Director. From 2016 to 2018, he was a consultant to Highstar Capital and its subsidiary, Northstar Midstream LLC, which provide storage and transportation solutions to the energy industry. Mr. Pearl served as Executive VP of Kealine LLC (and its WesPac Midstream LLC affiliate), a private developer and operator of petroleum infrastructure facilities from 2007 to 2016. From 2006 to 2007, he was an energy consultant. From 2002 to 2005, Mr. Pearl served as President and CEO of TEPPCO Partners, L.P. (“TEPPCO”), a refined products, crude oil and natural gas pipeline company, and as COO and President from 2001 to 2002. In addition, he served as a director of the general partner of TEPPCO from 2002 through 2005. From 1998 to 2001, Mr. Pearl served as VP and CFO of Maverick Tube Corporation. He served in various executive positions for Santa Fe Pacific Pipeline Partners, L.P., a refined products pipeline company, from 1984 to 1998, including VP of Operations, Senior VP of Business Development and Planning and CFO. Mr. Pearl has served as a director of Kayne Anderson Energy Infrastructure Fund, Inc. and Kayne Anderson NextGen Energy & Infrastructure, Inc. since 2006 and 2010, respectively, where he is a member of each company’s audit and nominating and governance committees. Since September 1, 2022, Mr. Pearl has served as an advisor to Nova Infrastructure. He served as a director of the general partner of Targa Resources Partners, L.P. from 2007 to 2016 and as a director of Seaspan Corporation from 2006 to 2010. Mr. Pearl earned a bachelor’s degree in mathematics from Indiana University, a master’s degree in operations research from Yale University and a master’s degree in business administration from the University of Denver.

Qualifications

Mr. Pearl is qualified to serve on our board because of his extensive operational, commercial and financial experience within the energy and publicly traded partnership sector.

Director Since: 2009 Age: 73 Committees Served: ◾ Audit ◾ Nominating and Governance ◾ Sustainability

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	9

Director Election Proposal

CLASS II DIRECTORS — Term Expires at the 2025 Annual Meeting

Walter R. Arnheim

Independent Director

Biographical Information

Mr. Arnheim has served as an independent director of our board since 2009. From 2006 until 2009, he served as an independent director of the general partner of Magellan Midstream Holdings, L.P., a former publicly traded affiliate. Mr. Arnheim currently serves as President of Mozaik Investment, a private equity firm. From 2005 to 2020, he served on the board of directors of Opera Lafayette. In 2004 and 2005, Mr. Arnheim served on the board of directors of Spinnaker Exploration until its acquisition by Norsk Hydro. From 2000 until 2002, he was Executive Director of the Washington National Opera and was previously employed by Mobil Corporation for 32 years in a number of positions of increasing responsibility including VP of Planning and Treasurer. Mr. Arnheim earned a bachelor’s degree in chemical engineering from the University of Pittsburgh and a master’s degree in finance and operations research from Columbia University.

Qualifications

Mr. Arnheim is qualified to serve on our board because of his extensive energy-related experience in finance and strategic planning.

Director Since: 2009 Age: 78 Committees Served: ◾ Audit (Chair) ◾ Nominating and Governance

Lori A. Gobillot

Independent Director

Biographical Information

Ms. Gobillot has served as an independent director of our board since 2016. She is a business consultant offering project management and strategic consulting services. From 2010 until 2012, Ms. Gobillot served as VP, Integration Management at United Airlines, Inc., where she managed the company’s merger integration planning and implementation efforts following the merger with Continental Airlines, Inc. (“Continental Airlines”). Prior to the merger, she served as Assistant General Counsel and Assistant Secretary of Continental Airlines since 2006 and held various roles in legal and corporate real estate while there. Before joining Continental Airlines, Ms. Gobillot was an attorney with the law firm of Vinson & Elkins. Prior to attending law school, she worked in real estate development with Trammell Crow Company and Senterra Development and as a consultant with Arthur Andersen & Co. Ms. Gobillot has served on the board of directors of Republic Airways Holdings, Inc. since 2017, where she is chair of the compensation committee. She served on the board of directors of Bristow Group, Inc. from 2012 to 2019, where she served as chair of the compensation committee. Ms. Gobillot earned a bachelor’s degree in statistics and operations research and a juris doctorate degree from the University of Texas.

Qualifications

Ms. Gobillot is qualified to serve on our board because of her extensive project management and legal experience at a capital intensive and highly regulated public company and experience in corporate governance and executive compensation.

Director Since: 2016 Age: 61 Committees Served: ◾ Compensation ◾ Nominating and Governance ◾ Sustainability

10	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Director Election Proposal

Edward J. Guay

Independent Director

Biographical Information

Mr. Guay has served as an independent director of our board since 2016. He is currently the CFO of Humble Midstream LLC, a private midstream company. From 2018 to 2020, Mr. Guay served as managing member of Anattah Advising, LLC, an advisory and principal investment firm primarily in the energy sector. From 2014 to 2015, he was CEO of BOE Midstream, LLC, a private midstream company that owns and operates crude oil terminal and pipeline assets in the Bakken. Mr. Guay was CFO of Saddle Butte Pipeline, LLC from 2012 to 2013, a private crude oil and gas gathering company, which was acquired by Targa Resource Partners, L.P. Prior to 2012, he spent 22 years in investment banking, primarily advising midstream and other energy companies. This included five years as head of midstream investment banking for Tudor, Pickering, Holt & Co., LLC; eight years with Goldman, Sachs & Co.; five years with Salomon Smith Barney; and three years with Wertheim Schroder & Co. He earned a bachelor’s degree in biochemistry and mathematical economic analysis from Rice University.

Qualifications

Mr. Guay is qualified to serve on our board because of his extensive finance and management experience in the energy industry.

Director Since: 2016 Age: 55 Committees Served: ◾ Audit ◾ Nominating and Governance (Chair) ◾ Sustainability

The Board unanimously recommends unitholders vote “FOR” the election of Sivasankaran Somasundaram to Class I of the Board and Chansoo Joung, Aaron L. Milford and James R. Montague to Class III of the Board.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	11

Executive Compensation Proposal

We are seeking advisory unitholder approval of the compensation of our named executive officers (“NEOs”) as disclosed in the section of this proxy statement entitled “Compensation of Directors and Executive Officers.” Our compensation philosophy is designed to link each executive officer’s compensation to the achievement of our business and strategic goals, align their interests with those of our unitholders, recognize individual contributions and attract, motivate and retain highly-talented executive officers. Consistent with this philosophy, the components of our executive officers’ compensation generally include a base salary, a short-term non-equity award, a long-term equity award and a benefits package. We urge you to read the section below entitled “Compensation Discussion and Analysis,” which describes in detail how our executive compensation program reflects our compensation philosophy. Our compensation committee and board believe our executive compensation program is effective in implementing our compensation philosophy and in achieving its goals.

This Executive Compensation Proposal provides our unitholders with the opportunity to approve or not approve, on an advisory basis, our executive compensation program through the following resolution:

RESOLVED that the unitholders of Magellan Midstream Partners, L.P. approve, on an advisory basis, the compensation of the named executive officers, as described in the section of the proxy statement entitled “Compensation of Directors and Executive Officers,” in accordance with the compensation disclosure rules of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narratives accompanying the tables).

Although the advisory vote is non-binding, our compensation committee and board will review the results and give serious consideration to the outcome of the vote in future determinations concerning our executive compensation program.

The Board unanimously recommends unitholders vote “FOR” the approval of the Executive Compensation Proposal.

12	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Executive Compensation Vote Frequency Proposal

We are required to seek, at least once every six years, a non-binding advisory unitholder vote regarding the frequency of future advisory votes on executive compensation. The proxy card gives you four choices for voting on this proposal. When voting on this proposal, you can indicate whether you believe an advisory unitholder vote on executive compensation should be conducted every one year, every two years, every three years or you may abstain from voting.

Our board recommends unitholders vote for an advisory vote on executive compensation to be held every year because this practice enhances transparency, gives unitholders a voice to express support or opposition to our executive compensation program every year and provides our board and compensation committee with timely feedback on our executive compensation practices. Although the advisory vote on this Executive Compensation Vote Frequency Proposal is non-binding, our compensation committee and board will review the results and give serious consideration to the outcome of the vote in future determinations concerning matters to place on the agenda for the annual meeting.

The Board unanimously recommends unitholders vote to conduct future advisory votes on Executive Compensation every “1 YEAR”.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	13

Independent Auditor Proposal

The audit committee of our board is directly responsible for the appointment, compensation (including approval of the audit fees), retention and oversight of Ernst & Young LLP (“EY”), our independent registered public accounting firm that audited our financial statements and our internal control over financial reporting for 2022. In its oversight role of EY, the audit committee:

◾	Reviews all non-audit services and engagements provided by EY specifically with regard to the impact on the firm’s independence;

◾	Conducts an annual assessment of EY’s service quality and working relationship with our management;

◾	Conducts regular private meetings separately with each of EY and our management; and

◾	At least annually obtains and reviews a report from EY describing all relationships between the independent registered public accounting firm and Magellan.

EY has been engaged as our independent registered public accounting firm since 1999. The audit committee has appointed EY to continue serving as our independent registered public accounting firm for the year ending December 31, 2023. Our board and audit committee believe the continued retention of EY as our independent registered public accounting firm is in our best interest and the best interests of our unitholders. A representative of EY will attend our annual meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by EY for the audit of our annual consolidated financial statements, reviews of our consolidated financial statements included in our Forms 10-Q, consultation concerning financial accounting and reporting standards, procedures related to registration statements and other Securities and Exchange Commission (“SEC”) filings and an audit of internal control over financial reporting were $1,632,390 for 2021 and $1,850,505 for 2022.

Audit-Related Fees

There were no fees billed during fiscal years 2021 and 2022 for audit-related services by EY that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the caption “Audit Fees.”

Tax Fees

The aggregate fees billed for professional services rendered by EY for tax advice and compliance were $128,135 in fiscal year 2021 and $26,700 in fiscal year 2022. These services included consultation concerning tax planning and compliance.

All Other Fees

No fees were billed in fiscal years 2021 and 2022 for products and services provided by EY other than as set forth above.

Our board has adopted an audit committee charter, which is available on our website at www.magellanlp.com/ AboutUs/BoardCommittees.aspx. The charter requires the audit committee to approve in advance all audit and non-audit services to be provided by our independent registered public accounting firm. All services reported in the Audit, Audit-Related, Tax and All Other Fees categories above were approved by the audit committee.

14	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Independent Auditor Proposal

Although unitholder ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2023 is advisory and not required, our audit committee and board will review the results and give serious consideration to the outcome of the vote.

The Board unanimously recommends unitholders vote “FOR” the Independent Auditor Proposal.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	15

Governance

Director Independence

The NYSE rules do not require the boards of directors of publicly traded limited partnerships be comprised of a majority of independent directors. However, with the exception of Aaron L. Milford, all of our directors are independent and meet the independence and financial literacy requirements of the NYSE and the SEC. Based on all relevant facts and circumstances, including a review of all of our business relationships with companies where our directors may also serve as a director or officer, our board affirmatively determined on January 24, 2023, after recommendation by the chair of our nominating and governance committee, that our independent directors have no material relationship with us or our general partner and meet the following categorical standards contained in our Governance Guidelines, which may be found on our website at www.magellanlp.com/AboutUs/ Guidelines.aspx:

◾

A director will not be considered independent if the director is, or has been within the last three years, an employee of ours, or if an immediate family member of a director is, or has been within the last three years, an executive officer of ours; provided, however, that employment as an interim Chair or CEO or other executive officer will not disqualify a director from being considered independent following that employment.

◾

A director who has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), will not be considered independent; provided, however, that the following need not be considered in determining independence under this test: (i) compensation received by a director for former service as an interim Chair or CEO or other executive officer and (ii) compensation received by an immediate family member of a director for service as an employee (other than an executive officer).

◾

A director will not be considered independent if: (i) the director or an immediate family member is a current partner of a firm that is our internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on our audit or (iv) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

◾

A director or immediate family member who is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee will not be considered independent.

◾

A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million, or 2% of such other company’s consolidated gross revenues, will not be considered independent; provided, however, that charitable organizations will not be considered “companies” for purposes of this test.

Risk Oversight

Our board oversees our enterprise risk management practices through an annual enterprise risk assessment and through our safety management system known as the System Integrity Plan (“SIP”), which contains our operations and asset integrity risk programs. Our SIP is a comprehensive program that helps us consistently manage and reduce operational risks to people, assets and the environment. It is a process-focused approach that defines how we design, build, operate and maintain our assets. It furthers our commitment to continuous improvement of environmental, health and safety performance. Our board receives a report each quarter regarding safety and environmental performance. In addition, and in accordance with our Governance Guidelines, our board oversees our workplace culture, including diversity and inclusion practices; enterprise risk

16	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Governance

management, including, but not limited to, commodity risk management, cybersecurity risks and environmental risks; and our compliance and ethics program, including, but not limited to, allegations of unethical or illegal conduct by Magellan or our employees. Our board also oversees our approach to sustainability, including environmental, social and governance issues.

Our internal audit group annually conducts an enterprise risk assessment based on the “Internal Control Framework” and the “Enterprise Risk Management Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission, also known as the COSO frameworks. The COSO frameworks effectively identify, assess and assist management and our board in managing the risks of our business, including strategic, operations, financial reporting, compliance and governance risks. Our internal audit group presents the results of this enterprise risk management assessment and a proposed audit plan annually to our audit committee. Our audit committee uses the results of the enterprise risk management assessment to evaluate and approve the annual audit plan for our internal audit group, which reports to our audit committee.

We conduct an annual enterprise risk assessment to identify, validate and perform an analysis of whether or not we have unacceptable exposure to any laws and regulations applicable to our businesses such as environmental, pipeline safety, employment practices and financial reporting rules and regulations. Our Compliance and Ethics Officer uses the results of this assessment together with input from various internal subject matter experts to develop focus areas for our Compliance and Ethics Program each year. In addition, we have a team of subject-matter experts that examine and document the procedures we have in place, and seek to identify any other procedures that might be required, to demonstrate our compliance with the Federal Energy Regulatory Commission’s rules governing oil pipelines. Our board receives an annual report from our Compliance and Ethics Officer as to the actions we have taken in response to the identified focus areas.

Our board has developed a delegation of authority policy that specifically limits the maximum financial obligations that can be committed by our officers and employees. In addition, the policy identifies certain transactions or activities that can be approved only by our board. Our board has reserved exclusive authority over certain changes to our commodity management policy, including enterprise-wide commodity risk limits, certain transactions deemed to be extraordinary, changes regarding reports to our board and certain transactions deemed as prohibited activities, as provided for in our commodity management policy. Our audit committee periodically receives updates from management on commodity-related activities and exposures and also periodically reviews this policy for any needed amendments.

In addition, each quarter in connection with regularly-scheduled board meetings and annually at a strategic planning board meeting, our executive officers report to our board on the various material risks facing us and our risk mitigation strategies. Our audit committee routinely meets with our VP, Information Technology, and our board and audit committee meet periodically with external advisors recognized as experts in cybersecurity to assess cybersecurity risks and to evaluate the status of our cybersecurity efforts, which include a broad range of tools and training initiatives that work together to protect the data and systems used in our business. Based on the information provided through these various processes, our board actively evaluates the risks facing us and provides guidance as to the appropriate risk management strategy.

Meetings of the Board and its Committees

Our board held 10 board meetings, eight audit committee meetings, seven compensation committee meetings, three nominating and governance committee meetings and four sustainability committee meetings, for a total of 32 meetings during 2022. During 2022, no director attended fewer than 75% of: (1) the total number of meetings of our board held during the period for which he or she was a director; and (2) the total number of meetings held by all board committees on which such director served. Our board does not have a policy with respect to our board members’ attendance at annual meetings. At our 2022 annual meeting of limited partners, all of our directors were in attendance.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	17

Governance

Board Committees

Our board has a standing audit committee, compensation committee, nominating and governance committee and sustainability committee. Only independent directors serve on these committees. The table below indicates the members of each board committee:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Sustainability Committee

Walter R. Arnheim	Chair		✓

Lori A. Gobillot		✓	✓	✓

Edward J. Guay	✓		Chair	✓

Chansoo Joung	✓		✓	✓

Stacy P. Methvin		✓	✓	Chair

James R. Montague		Chair	✓

Barry R. Pearl	✓		✓	✓

Sivasankaran Somasundaram		✓	✓

Audit Committee. Our audit committee, among other things, reviews our external financial reporting, retains and approves services provided by our independent registered public accounting firm, participates in the selection of the independent registered public accounting firm’s lead partner of Magellan’s account and reviews procedures for internal auditing and the adequacy of our internal accounting controls.

2022 Report of the Audit Committee

The audit committee of the board provides independent, objective oversight of the financial reporting functions and internal control systems of Magellan. The board has determined that each of the four members of the audit committee satisfies the independence, financial literacy and expertise requirements of the NYSE, and at least one of the members of the audit committee, Walter R. Arnheim, the chair of the audit committee, is an audit committee financial expert as defined by the SEC. The responsibilities of the audit committee are set forth in its written charter adopted by the board, which is available at www.magellanlp.com/AboutUs/BoardCommittees.aspx.

Magellan’s independent registered public accounting firm, EY, is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The audit committee understands the need for EY to maintain objectivity and independence in its audit of Magellan’s financial statements and internal controls over financial reporting. In its role of financial reporting oversight, the audit committee:

◾

reviewed and discussed with management and EY the audited financial statements for the year ended December 31, 2022, and management’s assessment of the effectiveness of Magellan’s internal control over financial reporting;

◾	reviewed with EY matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the applicable requirements of the SEC;

◾

discussed various matters with EY related to Magellan’s consolidated financial statements, including critical accounting policies and practices used, and other material written communications between EY and management;

◾

received written disclosures and the letter from EY required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and discussed with EY its independence from Magellan and its management; and

18	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Governance

◾	received written material addressing EY’s internal quality control procedures and other matters, as required by the NYSE listing standards.

Based on the reviews and discussions referred to above, the audit committee recommended to the board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Dated: February 14, 2023

Submitted By:

Audit Committee

Walter R. Arnheim, Chair

Edward J. Guay

Chansoo Joung

Barry R. Pearl

The foregoing report shall not be deemed to be incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those acts.

Compensation Committee—Interlocks and Insider Participation.  No member of our compensation committee has ever served as an officer or employee of Magellan. Our compensation committee approves all components of our executive officers’ compensation and benefits and makes recommendations to our board with respect to directors’ compensation. Our board has adopted a written charter for our compensation committee, which is available on our website at www.magellanlp.com/AboutUs/BoardCommittees.aspx.

Nominating and Governance Committee.  The primary purposes of our nominating and governance committee are (i) to identify and recommend the nomination of individuals qualified to become directors, (ii) develop and recommend Governance Guidelines to our board, (iii) encourage directors to participate in continuing education programs, (iv) oversee the evaluation of our board and its standing committees, (v) oversee succession planning for the CEO, executive officers and other key employees, (vi) oversee our workplace culture, including diversity and inclusion practices, and (vii) assist our board in its oversight responsibilities regarding our governance. Our board has adopted a written charter for our nominating and governance committee, which is available on our website at www.magellanlp.com/AboutUs/BoardCommittees.aspx.

Sustainability Committee.  The primary purpose of our sustainability committee is to assist our board with its responsibilities relating to oversight of Magellan’s sustainability activities, processes and voluntary public reporting and facilitating discussion and understanding of sustainability matters relevant to Magellan in support of the board’s broader oversight responsibilities. Our board has adopted a written charter for our sustainability committee, which is available on our website at www.magellanlp.com/AboutUs/BoardCommittees.aspx.

Director Nominations

The minimum qualifications our nominating and governance committee believes a candidate must meet in order to be recommended for nomination as a director are set forth in our Governance Guidelines, which have been approved by our board and are available on our website at https://www.magellanlp.com/AboutUs/ Governance.aspx. In addition, our board has approved certain criteria for assessing director qualifications, which are used when considering new candidates for election to our board. The criteria includes (i) the review and consideration of the current composition of our board, including its diversity and the tenure, expertise and talents of its members, (ii) the independence standards of the NYSE and SEC, (iii) the need for financial, energy,

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	19

Governance

environmental, human capital management, information technology, enterprise risk management, executive leadership, sustainability or other specialized expertise, and (iv) the experience, diversity and skills of a candidate that would best complement those already represented on our board and that would contribute to our board’s successful oversight of Magellan’s current strategy and operations.

Our board relies on the nominating and governance committee to identify and evaluate nominees for director. Nominees recommended by unitholders will be evaluated by our nominating and governance committee in the same manner as nominees recommended by a member of our nominating and governance committee. For more information on how to nominate an individual to our board, please see the section in this proxy statement entitled “Unitholder Proposals for 2024 Annual Meeting of Limited Partners.” While our board has not adopted a formal diversity and inclusion policy with respect to board composition, it considers it important to have a diversity of background, professional experience and education represented on our board.

Communications to the Board

The non-management directors of our board meet regularly, both at quarterly board meetings and as needed. The Chair, Barry R. Pearl, presides at non-management director meetings. You may send communications to our board by calling our Action Line at (888) 475-9501. All messages received for our board will be forwarded directly to Mr. Pearl.

Code of Ethics

Our board has adopted a code of ethics that applies to our principal executive officer, Aaron L. Milford, and principal financial and accounting officer, Jeff L. Holman, which may be viewed on our website at www.magellanlp.com/AboutUs/CodeOfEthics.aspx. In addition, our board has adopted the One Magellan Code of Ethics and Business Conduct that applies to all directors, officers and employees, which may be viewed on our website at www.magellanlp.com/AboutUs/Governance.aspx.

Prohibition on Hedging

In order to further align our management team with the interests of our unitholders, our independent directors, executive officers and all other officers are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps collars and exchange funds) or otherwise engaging in transactions that hedge or offset any change in the value of Magellan’s common units held directly or indirectly by such individual, including units granted as a component of compensation or otherwise.

20	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Executive Officers of Our General Partner

Michael J. Aaronson, 48, currently serves as Executive VP and Chief Commercial Officer (“CCO”) and has served in such capacity since 2022. He served as Senior VP, Business Development from 2016 to 2021. He served as VP, Crude Oil Business Development from 2015 to 2016. From 2014 through 2015, Mr. Aaronson served as VP, Crude Oil Transportation and Storage, from 2012 through 2013, he served as Director, Crude Oil Transportation and Storage and, from 2011 through 2012, he served as Director, Business Development. Prior to joining Magellan, he served as VP and CFO for Exterran GP LLC from 2010 through 2011. Prior to that, Mr. Aaronson served as Managing Partner of Boulder OAK Investment Fund, a private investment company, from 2009 to 2010. From 1997 to 2009, he served in positions of increasing responsibility with the Global Energy & Power Investment Banking Group of Merrill Lynch & Co., a financial management and advisory firm, including as VP beginning in 2004 and as Director beginning in 2007.

Jeff L. Holman, 52, currently serves as Executive VP, CFO and Treasurer and has served as Executive VP since 2022 and as Senior VP, CFO and Treasurer since 2019. He previously served as VP, Finance and Treasurer from 2018 to 2019. From 2016 to 2018, Mr. Holman served as VP, Finance, Treasurer and Controller, from 2010 to 2016, as VP, Finance and Treasurer, from 2007 to 2010, as VP, Finance and Assistant Treasurer and various other treasury positions. Prior to joining Magellan in 2004, he held various accounting and treasury positions with Williams and MAPCO since 1994.

Lisa J. Korner, 61, currently serves as Senior VP, Human Resources and Administration and has served in such capacity since 2007. She was previously VP, Human Resources and Administration from 2006 to 2007, and she served as Director, Human Resources from 2004 to 2006. Prior to joining Magellan in 2004, Ms. Korner served as Executive Director of Human Resources Strategy and Human Resources — Information Systems for Williams from 2001 to 2002 and served as Director of Human Resources for Williams from 1999 to 2001. She also worked in various human resources management positions with Williams and MAPCO since 1989.

Kyle T. Krshka, 38, currently serves as Senior VP, Commercial — Crude Oil and has served in such capacity since November 2022. He served as VP of Marine, Alternative Fuels & Commodities from 2020 to 2022. From 2019 through 2020, he was Director, Operations, from 2018 through 2019, he was Manager, Marketing & Development, and, from 2016 through 2017, he was a Senior Commercial Project Manager. Prior to joining Magellan, Mr. Krshka worked in leadership roles at Invista, a Koch Industries subsidiary, from 2009 to 2016.

Douglas J. May, 52, currently serves as Senior VP, General Counsel, Compliance and Ethics Officer and Assistant Secretary and has served in such capacities since 2012. He served as VP and Assistant General Counsel from 2011 until 2012. Prior to joining Magellan in 2011, Mr. May was a shareholder at the Tulsa, Oklahoma office of GableGotwals law firm. He was elected a GableGotwals shareholder in 2003 and served on the firm’s board of directors from 2008 until 2011. Prior to joining GableGotwals in 2001, Mr. May held various legal positions with Williams and served as an associate attorney at Skadden, Arps, Slate, Meagher & Flom.

Aaron L. Milford, 49, currently serves as a member of our Board and President and CEO and has served in such capacity since May 1, 2022. He served as COO from 2019 to 2022 and Senior VP and CFO from 2015 to 2019. Mr. Milford served as VP, Crude Oil Business Development from 2014 to 2015. From 2013 through 2014, he served as Director, Crude Oil Business Development, from 2011 through 2012, as Director, Commercial Development, and from 2007 through 2010, as Director, Business Development. Prior to joining Magellan in 2004, Mr. Milford worked for Williams and MAPCO since 1995 in various staff and management positions including the areas of financial planning, business development and mergers and acquisitions.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	21

Executive Officers of Our General Partner

Michael C. Pearson, 60, currently serves as Senior VP, Technical Services and has served in such capacity since 2019. He was previously VP, Asset Integrity from 2017 through 2019. From 2010 through 2017, he served in various other VP-level positions in asset integrity, technical services and operations and, from 2004 through 2010, served in management roles in asset integrity, technical services and operations at Magellan. Prior to joining Magellan in 2004, Mr. Pearson worked in leadership roles in technical services and engineering with Williams and MAPCO since 1989.

Mark B. Roles, 48, currently serves as Senior VP, Commercial — Refined Products and has served in such capacity since 2021. He served as VP, Business Optimization from 2020 to 2021. From 2017 to 2020, he served as VP, Commercial — Crude Oil and from 2014 to 2017, he was VP, Commercial — Marine, Independent Terminals and Commodities. Mr. Roles was Director, Transportation, Marketing and Development from 2013 to 2014, Director, Commercial Operations from 2011 to 2013 and held the position of Manager, Commercial Development from 2007 to 2011. Prior to 2007, he held supervisory and project management roles in operations and commercial. Prior to joining Magellan in 2004, Mr. Roles worked for Williams in various positions since 1998.

22	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

Compensation Discussion and Analysis

This section describes the compensation package of our NEOs as well as the objectives and principles that comprise our executive compensation programs, the compensation decisions recently made under those programs and the factors considered in making those decisions. Our compensation program is administered by our compensation committee and consists of the following four components: (i) base salary; (ii) the Magellan Midstream Partners Long-Term Incentive Plan (the “LTIP”); (iii) an annual non-equity incentive program (“AIP”); and (iv) health and retirement benefits. The objective of our compensation program is to compensate our NEOs in a manner that: (i) links our executive officers’ compensation to business objectives, achievements and strategic goals; (ii) aligns our executive officers’ interests with those of our unitholders; (iii) recognizes individual contributions; and (iv) attracts, motivates and retains highly-talented executives.

Our NEOs for 2022 include the following: our CEO (former and current), CFO and top three other highest paid executive officers who were serving as executive officers as of December 31, 2022, as follows:

NEO	Title

Michael N. Mears	Former CEO and President

Aaron L. Milford	CEO and President, Former COO

Jeff L. Holman	Executive VP, CFO and Treasurer

Melanie A. Little	Former Executive VP, COO(1)

Michael J. Aaronson	Executive VP, CCO

Douglas J. May	Senior VP, General Counsel and Compliance and Ethics Officer

(1)	Ms. Little resigned effective January 1, 2023 to pursue another opportunity.

Overview of our Executive Compensation

We believe target total compensation for our NEOs should be competitive with our stated peer group and any rewards should be directly linked to the interests of our unitholders. Our executive compensation program includes a mix of fixed and variable pay with performance periods ranging from one to three years. Performance metrics for short-term and long-term incentive programs include a balance of both financial and operational targets that align with our business strategy.

Our CEO’s target total compensation is heavily weighted towards long-term performance where performance goals are aligned with our unitholders’ interests with approximately 15% in base salary, approximately 20% based on annual performance metrics and the remaining approximately 65% weighted toward long-term equity performance and time-based awards as follows:

2022 CEO Compensation

Cash Compensation		Equity Compensation

$830,000	$1,037,500	$1,660,000	$1,660,000

Annual Salary 16.0%	AIP Performance-Based Award 20.0%	LTIP Performance-Based Award 32.0%	LTIP Time-Based Award 32.0%

Target total compensation for our other NEOs is similarly weighted toward long-term performance.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	23

Compensation of Directors and Executive Officers

The following discussion and analysis is designed to provide insight into our compensation philosophy, practices, plans and decisions. In summary:

◾

In addition to being market competitive, we believe compensation should be competitive with our stated peer group and based on Magellan’s performance and the individual executive officer’s performance.

◾

We do not maintain formal employment agreements with our executive officers, thus base salaries and the receipt of AIP and LTIP awards are determined according to the compensation philosophy and review processes instituted by our compensation committee.

◾

Our executive officers are not guaranteed severance payments upon termination of employment except pursuant to the terms of the Magellan Executive Severance Pay Plan, which contains a “double trigger” provision. (See the section below entitled “Termination, Severance or Change-in-Control Provisions” for more information.)

◾

Our compensation program is designed to drive performance that creates long-term value for our unitholders. Our executive officers and board are subject to equity ownership guidelines, and the guidelines have no provision to protect against losses sustained through ownership of units.

◾

Our compensation committee establishes both short-term financial and operational goals used as the performance metrics for the AIP and a long-term financial goal as the performance metric for the LTIP.

◾

Our compensation committee exercises its judgment and discretion when reviewing Magellan’s performance compared to predetermined financial and operational performance metrics and individual performance.

◾

Our compensation committee assesses the risk for how we compensate our NEOs, and the review supports our belief that our compensation program structures are not likely to encourage excessive risk-taking by our NEOs or result in a material adverse impact to the financial success of Magellan.

24	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

Unitholder Return Performance

The following graph compares the total unitholder return (“TUR”) performance of our common units with the performance of (i) the Alerian MLP Infrastructure Index (“AMZI”), (ii) the Standard & Poor’s 500 Stock Index (“S&P 500”) and (iii) the Standard & Poor’s 500 Energy Index (“S&P 500 Energy”). The graph assumes that $100 was invested in our common units and each comparison index beginning on December 31, 2017 and that all distributions or dividends were reinvested on a quarterly basis. The AMZI is a composite of energy infrastructure master limited partnerships (“MLPs”), whose constituents earn the majority of their cash flow from midstream activities involving energy commodities and whose trading volume and market capitalization meet certain additional criteria. The S&P 500 Energy is a subindex of the S&P 500 that includes those companies classified as members of the energy sector.

	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022
MMP	$100	$85	$100	$74	$89	$104
AMZI	$100	$88	$94	$64	$91	$119
S&P 500	$100	$96	$126	$149	$192	$157
S&P 500 Energy	$100	$82	$92	$61	$94	$155

Role of Unitholder “Say on Pay” Advisory Votes

At our last annual meeting, over 94% of our voting unitholders approved our executive compensation program. Although this “say on pay” vote is advisory and non-binding, our compensation committee values the input of

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	25

Compensation of Directors and Executive Officers

our unitholders and considers the outcome of the vote when determining our executive compensation program. Our compensation committee believes the voting results confirm the unitholders’ support of our approach to executive compensation, and, accordingly, we did not materially change our approach to executive compensation during 2022.

Role of the Compensation Committee

The role of our compensation committee is to assist our board in fulfilling its responsibility to motivate our executive officers and key employees toward the achievement of certain business objectives as well as to ensure alignment of their focus with the long-term interests of our unitholders. Our compensation committee does so by recommending appropriate compensation for these executive officers and key employees.

Our executive compensation plans and policies are designed by our compensation committee to be consistent with our broader compensation philosophy and strategy, leveraging the various components of compensation in order to incent excellent performance. Each year, the components that make up the compensation package for our NEOs and other executive officers are reviewed by our compensation committee to ensure the appropriate allocation between cash and equity compensation. The committee establishes the incentive performance measures and goals for each year and verifies the achievement of results against those goals.

In making decisions about total compensation for our executive officers, our compensation committee considers a number of factors including the competitive market for talent as well as the compensation paid to executive officers of our stated peer group, the particular executive officer’s role, responsibilities, experience and performance and recommendations made by our CEO. Our compensation committee also engages independent executive compensation consultants, attorneys or advisers as needed to assist in the determination of compensation for our executive officers. Additionally, our compensation committee reviews the results of the advisory vote of our unitholders approving our executive compensation program at our most recent annual meeting of limited partners.

Role of the Compensation Consultant

Our compensation committee retained the independent executive compensation consulting firm of NFP Compensation Consulting (“NFPCC”), formerly Longnecker & Associates, to assist with the annual evaluation of executive compensation and independent director compensation through August 2022. NFPCC did not provide any other services to us or to our board other than serving as the independent consultant for our compensation committee.

Our compensation committee transitioned its relationship from NFPCC and engaged Zayla Partners (“Zayla”) as its independent executive compensation consulting firm beginning August 2022. Zayla did not provide any other services to us or to our board other than serving as the independent consultant for our compensation committee. Our compensation committee conducted an assessment to determine Zayla’s independence and concluded no conflict of interest currently exists or existed during 2022. Zayla’s role is to assist our compensation committee by:

◾	Providing advice on executive compensation matters related to our business strategy, historical compensation philosophy, prevailing market practices and unitholders’ interests;

◾	Providing advice on relevant regulatory mandates regarding executive compensation;

◾	Providing advice on our stated compensation peer group for competitive benchmarking;

◾	Providing advice on competitive market data on executive officer and independent director compensation;

◾	Reviewing the Compensation Discussion and Analysis disclosures in our proxy statement;

26	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

◾	Working with our management team as required from time to time to discuss executive compensation issues and prepare for our compensation committee meetings; and

◾	Providing advice as to the appropriate level of compensation relative to achievement of established performance metrics and goals in our short-term and long-term incentive compensation programs.

Role of Management

Each year our executive management team presents our annual strategic and financial plan to our board for approval. The presentation includes a review of Magellan’s historical and projected financial performance, the projected capital expenditure plan and a projected consolidated three-year strategic and financial plan. The performance metrics and targets for our AIP and LTIP are recommended by our CEO to our compensation committee based on the strategic and financial plan approved by our board.

The executive compensation group within our human resources department, including our Senior VP, Human Resources and Administration, supports our compensation committee in the execution of its responsibilities and manages the development of materials for each compensation committee meeting. The CEO considers individual and company performance relating to the performance metrics and also makes recommendations to our compensation committee regarding base salaries, AIP and LTIP awards for executive officers, including all NEOs, other than himself. The committee reviews, discusses, modifies and approves, as appropriate, these compensation recommendations. No member of the executive management team, including the CEO, has a role in determining his or her own compensation.

2022 Executive Compensation

Our executive compensation program takes into account marketplace compensation for executive talent, internal pay equity with employees, past practices of the company, individual performance and the talent, skills and experience each executive officer contributes to Magellan. Our NEOs serve without employment agreements. All compensation for executive officers is established by our compensation committee as herein described.

Market Analysis

With the assistance of our former independent executive compensation consultant, NFPCC, we reviewed peer data from 17 companies or MLPs, as well as independent third-party survey information, to evaluate the compensation for each executive position. Our compensation committee, in consultation with NFPCC, chose peer companies that are financially comparable to us or compete directly with us for talent. The following companies were selected for our 2022 executive compensation peer group:

Midstream Energy Companies

Cheniere Energy, Inc.	DCP Midstream, L.P.	Enable Midstream Partners, L.P.

Energy Transfer L.P.	EnLink Midstream, LLC	MPLX, L.P.

NuStar Energy, L.P.	ONEOK, Inc.	Plains All American Pipeline, L.P.

Targa Resources Corp.	The Williams Companies, Inc.

Upstream Energy Companies

Continental Resources, Inc.	Devon Energy Corporation

Utilities Energy Companies

CenterPoint Energy, Inc.	NiSource Inc.	OGE Energy Corp.

WEC Energy Group, Inc.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	27

Compensation of Directors and Executive Officers

In reviewing the executive compensation peer group for 2022, our compensation committee (1) removed Concho Resources, Inc. because it was no longer a publicly-traded company due to its acquisition and (2) added MPLX, L.P. and OGE Energy Corp. which fell within the above-described parameters. The committee maintained the remainder of the companies from 2021 for the 2022 executive compensation peer group.

Market competitive pay for each NEO was determined by evaluating base salaries and target incentive awards from our stated peer group and targeting the market median. When this information was limited, we blended peer group data and third-party survey information from Aon, Economic Research Institute, NFPCC, Mercer and TowersWatson.

Internal Analysis

Similar to previous years, an internal pay equity ratio of the CEO’s target total compensation compared to target total compensation of all other NEOs, as well as to each level of compensation within Magellan, was evaluated and determined to be appropriate by our compensation committee. The required CEO pay ratio disclosure is located in the section in this proxy statement entitled “CEO Pay Ratio.”

Tally Sheets

In addition to the market analysis, our compensation committee reviewed internal tally sheets for each executive officer. These tally sheets are designed to show the total compensation awarded and realized, which includes what has been paid to each executive officer as well as what would be paid to the executive officer following termination of his or her employment under various scenarios. Our compensation committee believes these tally sheets provide a comprehensive picture of an executive’s total compensation opportunity along with providing the committee with a better understanding of how each component of our compensation package fits together and assist the committee in evaluating the appropriate amount of each NEO’s compensation.

2022 Base Salary

Base salary is a material component of compensation for all employees. However, it becomes a smaller percentage of total compensation as employees advance in their careers. Base salary is important to provide individual financial stability for personal planning purposes. There are also motivational and reward aspects to base salary, as base salary can be adjusted to account for considerations such as individual performance and time in the position.

28	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

Base salary for each NEO is determined by evaluating the base salaries of our executive officers compared to data from our stated peer group when available and external third-party survey information. In evaluating the 2022 base salary for Mr. Holman before a subsequent promotion and associated increase, our compensation committee determined the base salary for Mr. Holman was lower than the 50th percentile of market data. Mr. Holman’s base salary was increased to become more closely aligned to the 50th percentile of the market data.    Messrs. Milford, Holman and Aaronson and Ms. Little received promotional increases in 2022. All other NEOs received increases comparable to all other employees.

NEO	2022 Base Salary After Increases and Promotions	Ratio to the 50th Percentile of Market Data

Michael N. Mears, Former CEO	$1,029,308	1.00

Aaron L. Milford, CEO and Former COO	$830,000	0.81

Jeff L. Holman, CFO	$575,000	0.92

Melanie A. Little, Former COO	$500,000	0.85

Michael J. Aaronson, CCO	$500,000	0.85

Douglas J. May	$469,787	1.04

Long-Term Equity Incentive Compensation

Our compensation committee believes it is important to allocate a significant percentage of the total compensation of each NEO to long-term performance and risks similar to those experienced by our unitholders. Our compensation committee accomplishes this objective by structuring a larger percentage of our NEO’s compensation in the form of long-term variable incentive compensation rather than in the form of base salary. Our compensation committee further believes properly structured long-term performance-based compensation encourages long-term management strategies that will benefit our unitholders. Our LTIP has been designed to: (i) aid in the retention of key employees, including our NEOs, who are important to Magellan’s success; (ii) motivate employee contributions toward long-term performance through ownership in Magellan; and (iii) align potential increases in compensation to long-term increases in unitholder value.

Using the equity compensation philosophy described above, as well as the information gathered from the market analysis, it has been the practice of our compensation committee to grant phantom units to our NEOs during the first quarter of each year. Our LTIP awards consist of both performance-based and time-based unit awards. Our compensation committee believes combining these two forms of awards is an effective way to focus attention on unitholder return and help us retain our executive talent in a competitive market. Performance-based and time-based unit awards are subject to forfeiture if employment is terminated for any reason other than for change-in-control, retirement, death or disability prior to the end of the vesting period. In the event of a grantee’s termination due to death, disability or retirement, the number of performance-based and time-based units will be prorated based upon the completed months of employment during the vesting period, and the award will be paid following the end of the vesting period with the performance-based units payout based upon the actual achievement of the performance goals. The awards do not have an early, or accelerated, vesting feature except when there is a change-in-control combined with an associated actual or constructive termination. The change-in-control provisions of our LTIP are discussed in the section below entitled “Termination, Severance or Change-in-Control Provisions.”

2022 LTIP Awards

Our compensation committee utilized the market data from third-party surveys and our stated peer group to establish the appropriate 2022 LTIP target awards for each NEO. Our compensation committee aligned the 2022

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	29

Compensation of Directors and Executive Officers

LTIP target awards with the 50th percentile of the market data. This resulted in all NEOs receiving target awards in line with the median of the market data and consistent with our objectives to keep compensation opportunities tied to unitholder interest. At the time of his promotion to CEO, our compensation committee set the target award value for Mr. Milford below the market median and plan to align with the 50th percentile of market data over time in the position. The following table sets forth the total 2022 LTIP target award level for each NEO expressed both as a percentage of their annual base salary after promotional increases and a target value of the award along with the associated target number of units awarded:

	2022 Base Salary (a)	Performance-Based Award			Time-Based Award
NEO		LTIP Target (b)	Target Award Value (a * b)	Target Units Awarded(1)	LTIP Target (c)	Target Award Value (a * c)	Target Units Awarded(1)

Michael N. Mears, Former CEO	$1,029,308	275%	$2,830,597	60,613	275%	$2,830,597	60,612

Aaron L. Milford, CEO(2) and Former COO	$830,000	200%	$1,660,000	35,547	200%	$1,660,000	35,546

Jeff L. Holman, CFO(3)	$575,000	162.5%	$934,375	20,009	162.5%	$934,375	20,008

Melanie A. Little, Former COO(4)	$500,000	162.5%	$812,500	17,399	162.5%	$812,500	17,398

Michael J. Aaronson, CCO(5)	$500,000	162.5%	$812,500	17,399	162.5%	$812,500	17,398

Douglas J. May	$469,787	112.5%	$528,510	11,318	112.5%	$528,510	11,317

(1)	The closing price of our common units on January 3, 2022 ($46.70) was used to calculate the number of performance-based and time-based LTIP units awarded to each of our NEOs in 2022.

(2)

Mr. Milford was promoted from COO to CEO on May 1, 2022 and his 2022 LTIP promotional award was prorated based on the effective date of his promotion. Mr. Milford was awarded a total of 31,262 performance-based units and 31,260 time-based units.

(3)

Mr. Holman was promoted from SVP CFO to Executive VP CFO on June 1, 2022 and his 2022 LTIP promotional award was prorated based on the effective date of his promotion. Mr. Holman was awarded a total of 19,795 performance-based units and 19,793 time-based units.

(4)

Ms. Little was promoted from Senior VP Operations to Executive VP COO on June 1, 2022 and her 2022 LTIP promotional award was prorated based on the effective date of her promotion. Ms. Little was awarded a total of 14,612 performance-based units and 14,610 time-based units. Ms. Little forfeited her 2022 LTIP awards upon her resignation effective January 1, 2023.

(5)

Mr. Aaronson was promoted from Senior VP Business Development to Executive VP CCO on June 1, 2022 and his 2022 LTIP promotional award was prorated based on the effective date of his promotion. Mr. Aaronson was awarded a total of 14,336 performance-based units and 14,335 time-based units.

The 2022 LTIP awards vest on December 31, 2024, and the payout is subject to Magellan’s achievement of the performance metric as of the vesting date, with respect to the performance-based awards, and the recipient’s continued employment through the vesting date.

2022 LTIP Awards Performance Metric

For the 2022 performance-based LTIP awards, our compensation committee continued to use distributable cash flow (“DCF”) per common unit outstanding to measure Magellan’s long-term performance. As DCF is not a generally accepted accounting principle (“GAAP”), a reconciliation of DCF to net income, which is the nearest comparable GAAP financial measure, is shown in Item 7. Management’s Discussion and Analysis of Financial

Condition and Results of Operations — Distributable Cash Flow in our Annual Report on Form 10-K for the year ended December 31, 2022.

30	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

In order to focus the NEOs on the business objective of maximizing the cash flow generated by our core businesses, the performance metric excludes the impact of certain commodity-related activities. Our compensation committee approved the performance metric goals and payout levels for the 2022 performance-based LTIP awards as follows:

Performance Metric	Threshold 50% Payout	Target 100% Payout	Stretch 200% Payout
2024 DCF excluding commodity-related activities (per common unit outstanding)	$4.10	$4.94	$5.50

The payout percentage for performance results between threshold, target and stretch payouts will be interpolated. If the performance results are below the threshold level, the payout percentage will be 0%, and, if above the stretch level, the maximum payout will be 200%.

The 2022 LTIP awards also include the right to receive distribution equivalents for the three-year vesting period equal to the cumulative per unit distributions earned and paid to our unitholders during that period. The distribution equivalents will be determined and settled at the end of the vesting period based on the number of units paid to each recipient after the performance metric results have been determined.

2020 LTIP Awards Vesting

The 2020 LTIP awards for our NEOs vested December 31, 2022. The performance metric for the 2020 performance-based LTIP awards was DCF per common unit outstanding excluding certain commodity-related activities. The metric result was adjusted for certain non-recurring events, and the adjustments resulted in an increase in the overall payout of 9.17%. The table below sets forth the final performance metric result for the 2020 performance-based LTIP awards:

Performance Metric	Threshold 50% Payout	Target 100% Payout	Stretch 200% Payout	Actual Result	Calculated Payout Percentage
2022 DCF excluding commodity-related activities (per common unit outstanding)	$4.03	$4.87	$5.42	$4.759	93.37%

The 2020 LTIP awards included distribution equivalent rights equal to the distributions paid to our unitholders during the vesting period. The cumulative distributions paid to our unitholders during the vesting period were $11.3625 per unit for the January 31, 2020 award. The 2020 performance-based LTIP awards vested for each NEO as follows:

NEO	Grant Date	2020 Performance- Based LTIP Award (a)	Calculated Payout Percentage (b)	Vested 2020 Performance- Based LTIP Award (a * b) = (c)	Distribution Equivalents on Vested Units

Michael N. Mears, Former CEO(1)	01/31/2020	42,675	93.37%	39,846	$452,750

Aaron L. Milford, CEO and Former COO	01/31/2020	14,325	93.37%	13,376	$151,985

Jeff L. Holman, CFO	01/31/2020	11,460	93.37%	10,701	$121,590

Melanie A. Little, Former COO	01/31/2020	6,064	93.37%	5,662	$64,334

Michael J. Aaronson, CCO	01/31/2020	6,287	93.37%	5,871	$66,709

Douglas J. May	01/31/2020	7,083	93.37%	6,614	$75,152

(1)	On January 28, 2022, Magellan entered into a retirement agreement with Mr. Mears that modified his outstanding LTIP awards to remove the vesting proration at retirement.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	31

Compensation of Directors and Executive Officers

The 2020 time-based LTIP awards for each NEO vested as follows:

NEO	Grant Date	2020 Time-Based LTIP Award	Distribution Equivalents on Vested Units

Michael N. Mears, Former CEO(1)	01/31/2020	42,675	$484,895

Aaron L. Milford, CEO and Former COO	01/31/2020	14,325	$162,768

Jeff L. Holman, CFO	01/31/2020	11,460	$130,214

Melanie A. Little, Former COO	01/31/2020	6,064	$68,902

Michael J. Aaronson, CCO	01/31/2020	6,287	$71,436

Douglas J. May	01/31/2020	7,083	$80,481

(1)	On January 28, 2022, Magellan entered into a retirement agreement with Mr. Mears that modified his outstanding LTIP awards to remove the vesting proration at retirement.

All payouts under our LTIP, including the distribution equivalents, are excluded for consideration under the terms of our pension plans and the Magellan 401(k) Plan.

Annual Non-Equity Incentive Program

All employees, including our NEOs, are eligible for participation in the AIP, which is designed to provide a flexible, annual pay-for-performance reward system that is paid out in cash. Our AIP fosters a collaborative culture by linking each employee to Magellan’s financial performance metrics and providing specific focus on operational, safety, environmental and cultural stewardship. It also places more compensation “at risk” for individual performance to encourage employees to perform at a high level. Each year, our executive officers present an annual and three-year strategic and financial business plan to our board. During this review, our board discusses Magellan’s financial targets as well as operational and strategic goals. Once the annual business plan is adopted, it is used as the basis for setting the performance metrics and targets of the AIP for that year.

Our compensation committee establishes a funding metric to ensure certain levels of profitability are met before any AIP payments are made. If the funding metric is not attained, no AIP payout would be made, regardless of whether the relevant financial, safety, environmental, cultural and other performance targets have been reached. This is in line with our compensation committee’s perspective that it is inappropriate to pay annual non-equity incentive compensation for results that do not meet minimum performance expectations. However, funding of our AIP ultimately remains at the discretion of our compensation committee, regardless of funding metric results.

32	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

2022 AIP Target Levels

Our compensation committee utilized the market data from third-party surveys and our stated executive compensation peer group to establish the appropriate 2022 AIP target levels for each NEO. The committee determined our existing target level payouts are in line with the market data and consistent with our objectives to keep compensation opportunities tied to unitholders interests. The 2022 AIP NEO targets expressed as a percentage of base salary were as follows:

NEO	2022 AIP Target

Michael N. Mears, Former CEO	125.0%

Aaron L. Milford, CEO and Former COO(1)	125.0%

Jeff L. Holman, CFO(2)	90.0%

Melanie A. Little, Former COO(3)	90.0%

Michael J. Aaronson, CCO(3)	90.0%

Douglas J. May	75.0%

(1)	The 2022 AIP target for Mr. Milford was prorated based on the effective date of his promotion on May 1, 2022.

(2)	The 2022 AIP target for Mr. Holman did not change with his promotion on June 1, 2022.

(3)	The 2022 AIP target for Ms. Little and Mr. Aaronson was prorated based on the effective date of promotion on June 1, 2022.

2022 AIP Metrics

The funding and performance metrics of our 2022 AIP were the same for all participating employees, including our NEOs. The funding metric for our 2022 AIP was $881 million in DCF, which was the approximate amount of DCF required to maintain our 2022 distributions at the fourth quarter 2021 level for a full year. Actual DCF generated through October 2022 exceeded the funding metric established by our compensation committee. Therefore, in December 2022, our compensation committee exercised its discretion to fund our AIP for 2022.

The performance metrics selected for 2022 included components that could be influenced by most employees, thereby creating a clear line-of-sight for employees between Magellan’s financial performance and their own compensation. Each performance metric was chosen to reflect its importance to Magellan and was weighted by our compensation committee to reflect our major financial and operations objectives for the year.

Threshold, target and stretch performance levels were set for each performance metric. After the initial funding metric was met, payout percentages for each performance metric were determined based on actual results attained for each metric multiplied by the weight assigned to that metric. If actual results are below threshold, the payout percentage is 0%; if actual results are at threshold, the payout percentage is 50%; if actual results are at target, the payout percentage is 100%; and if actual results are at or above stretch, the payout percentage is 200%. The payout percentage for results between threshold, target and stretch are interpolated. The payout percentage for each metric is then multiplied by the weight of the metric to calculate the total AIP payout result.

The financial and operational metrics remained unchanged from 2021, continuing the focus on maximizing the value generated by our core business and continuing the emphasis on safety, environmental stewardship and workforce culture. The performance metrics and associated weights for the 2022 AIP were as follows:

◾

EBITDA less Maintenance Capital — 65% Weight. This metric, which excludes commodity-related activities, focused attention on the primary means by which our operations provide a return to our unitholders; specifically, generating DCF from our core business. In addition to the funding metric, the target goal for this metric is set high enough to ensure we generate sufficient cash flow to at least maintain the distributions we paid to our unitholders during the previous year.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	33

Compensation of Directors and Executive Officers

◾

Commodity-Related Activities — 10% Weight. Commodity margins reflect the contribution our commodity-related activities make to distributable cash, but also recognizes that most employees cannot directly impact the performance of these activities and that commodity price changes can significantly influence results.

◾

Environmental, Safety & Culture Performance — 25% Weight. This discretionary portion of the payout encourages employees to prioritize safety, environmental responsibility, regulatory compliance and culture as critical elements of operating Magellan’s assets. This metric emphasizes protecting the environment, taking personal responsibility for safety, compliance with regulations, employee engagement and promoting a positive work environment. Our compensation committee assessed a number of lagging and leading indicators and progress toward operational initiatives that serve as leading indicators to improve our workforce culture, health and safety record and environmental stewardship.

When an acquisition occurs during the year, the AIP includes a provision explaining how financial performance metrics will be adjusted based on the financial information presented when receiving approval for the acquisition. When an internal capital project or divestiture is approved during the year, the AIP financial performance metrics are not adjusted in the same manner and generally require individual consideration of the unique circumstances.

2022 AIP Metric Results

The financial metric goals used for the AIP were established utilizing the 2022 strategic and financial plan projections approved by our board in January 2022. The table below provides the weights used for each performance metric of the 2022 AIP and the threshold, target and stretch levels established for 2022 performance. The 2022 AIP financial metric results were adjusted based on non-recurring events and the adjustments resulted in a total increase of 9.40% to the EBITDA less maintenance capital and commodity-related activities metrics. Our compensation committee made the decision to adjust the financial metric results to ensure consistency between the established goals and calculated performance. The table below sets forth the final metric result for the 2022 AIP payout:

Performance Metric	Weight	2022 Adjusted Results (in millions, $)	Threshold (in millions, $)	Target (in millions, $)	Stretch (in millions, $)	Calculated Payout Percentage

EBITDA less Maintenance Capital	65%	$1,184.8	$1,024.0	$1,121.0	$1,193.0	122.85%

Commodity-Related Activities	10%	$ 175.9	$126.0	$159.0	$194.0	14.80%

Environmental, Safety & Culture Performance	25%	Between Target & Stretch	- Discretionary-			39.00%

	100%	Total Calculated Payout Percentage				176.65%

Our compensation committee had the discretion to increase or decrease the payout by as much as 50% for all participants, including our NEOs, based upon personal performance. At the December 2022 compensation committee meeting, our CEO recommended to our compensation committee a payout to all NEOs, excluding his own 2022 AIP payout, without an adjustment for personal performance. Based on this recommendation and our compensation committee’s assessment of all NEOs’ performance at achieving the business goals for the year, our compensation committee awarded the total calculated payout percentage of 176.65% as shown above. All payouts under our AIP are eligible for consideration under the terms of our pension plans and the Magellan 401(k) Plan, subject to Internal Revenue Service (“IRS”) limitations.

34	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

The calculations for the 2022 AIP payouts for our NEOs are as follows:

NEO	2022 Actual Base Salary(1) (a)	2022 AIP Target(2) (b)	2022 Calculated Payout Percentage (c)	2022 Calculated Payout Amount (a * b * c)

Michael N. Mears, Former CEO(3)	$1,025,291	125.0%	176.65%	$2,263,971

Aaron L. Milford, CEO and Former COO	$769,280	115.4%	176.65%	$1,568,209

Jeff L. Holman, CFO	$565,196	90.0%	176.65%	$ 898,577

Melanie A. Little, Former COO(4)	$474,703	84.1%	176.65%	$ 705,232

Michael J. Aaronson, CCO	$464,216	84.1%	176.65%	$ 689,651

Douglas J. May	$467,953	75.0%	176.65%	$ 619,979

(1)	The actual base salary included in this table reflects the actual wages paid during 2022.

(2)	The 2022 AIP Targets shown in this table reflect proration of target levels in effect before and after promotions during 2022.

(3)

On January 28, 2022, Magellan entered into a retirement agreement with Mr. Mears that modified his outstanding 2022 AIP payout to remove the base salary proration at retirement. The actual base salary listed for Mr. Mears is the projected 2022 wages paid as though he did not terminate employment on April 30, 2022.

(4)	Ms. Little forfeited her 2022 AIP payout upon her resignation effective January 1, 2023.

Benefits

The employee benefits available to eligible participants, including our NEOs, are designed to be competitive within the energy industry and are comprised of a pension plan, 401(k) plan and health and welfare plan. Our NEOs participate in these programs on a non-discriminatory basis on the same terms as non-executive employees. Our NEOs do not participate in a supplemental employment retirement benefit (“SERP”) or a non-qualified deferred compensation arrangement.

Perquisites

The total value of all perquisites for each NEO in 2022 is less than $10,000.

Mr. Mears had a country club membership, which was primarily used for business purposes through his retirement on April 30, 2022. He was reimbursed for the monthly dues and any expenses associated with use for business purposes through normal expense statements. These reimbursed costs were not considered a part of his total compensation. Mr. Mears was personally responsible for all expenses he incurred that were not for business purposes. In addition to the country club membership, Mr. Mears also had an annual membership to a downtown dining club, used primarily for business purposes, and fully subsidized parking in a parking garage connected to our offices.

Mr. Milford has an annual membership to a downtown dining club, used primarily for business purposes, and fully subsidized parking in a parking garage connected to our offices.

Termination, Severance or Change-in-Control Provisions

None of our NEOs have an employment contract or agreement, whether written or unwritten, providing for payments at, following or in connection with any termination of employment or a change-in-control in our general partner other than the Magellan Executive Severance Plan, the AIP and other provisions in our LTIP that apply to our NEOs associated with position elimination or a change-in-control of our general partner.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	35

Compensation of Directors and Executive Officers

Magellan Executive Severance Pay Plan

The Magellan Executive Severance Pay Plan provides lump sum payments of severance benefits to our NEOs based on years of service for the following termination events:

◾

Position Elimination — Benefits payable to the NEO are two weeks of base salary pay for every completed year of service with a minimum of six weeks of base salary and a maximum of fifty-two weeks of base salary. The NEO will also receive an additional severance payment equal to 150% of the value of subsidized COBRA medical benefits for the first three months following termination; and

◾

Change-in-Control — As defined in the plan, to receive severance pay benefits due to a change-in-control, the NEO must resign voluntarily for good reason or be terminated involuntarily for other than performance reasons within two years following a change-in-control. Benefits payable to the CEO are three times the sum of annual base salary and target AIP amount, and benefits payable to all other NEOs are two times the sum of annual base salary and target AIP amount. The NEO will also receive an additional severance payment equal to 150% of the value of subsidized COBRA medical benefits for the first 12 months following termination.

Long-Term Equity Incentive Plan

To be eligible to receive a payment for outstanding performance-based or time-based unit awards under the LTIP, our NEOs must remain employed during the three-year vesting period or terminate employment as a result of a change-in-control (as described below). Exceptions to this requirement are made when employment is terminated as a result of retirement, long-term disability or death prior to the end of the vesting period, when a prorated award is paid at the end of the vesting period. Performance-based and time-based units awarded will be paid upon vesting, with the number of performance-based units paid based upon Magellan’s achievement of the performance metric goals. Termination of employment for any other reason prior to the end of the vesting period will result in forfeiture of the NEO’s performance-based and time-based unit awards. In January 2022, Magellan entered into a retirement agreement with Mr. Mears that adjusted these terms in connection with his retirement. See “Retirement of Executive Officer” below for additional information.

The change-in-control provisions of our LTIP state that in the event a participant, including any of our NEOs, resigns voluntarily for good reason or is terminated involuntarily for other than performance reasons within two years following a change-in-control as defined in the LTIP, all performance-based and time-based awards granted to that NEO will immediately vest and all performance criteria associated with performance-based awards will be deemed to have been achieved at the maximum level.

Annual Non-Equity Incentive Program

To be eligible to receive a payout from the AIP, our NEOs must be employed during the calendar year, including the last day of the calendar year, and remain employed until such time the award is actually paid, which is typically in February of the following calendar year. Exceptions to this employment requirement are made when employment is terminated as a result of retirement, long-term disability or death, when the payout is based on the NEO’s eligible earnings and typically paid in February of the following calendar year. In January 2022, Magellan entered into a retirement agreement with Mr. Mears that adjusted these terms in connection with his retirement. See “Retirement of Executive Officer” below for additional information. Any NEO who terminates employment for any other reason prior to the distribution of the payout will forfeit any amounts payable under the AIP.

36	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

Executive Officer and Independent Director Equity Ownership Guidelines

We believe significant ownership in Magellan by our executive officers and our independent directors leads to a stronger alignment of interests with our unitholders. Our equity ownership guidelines require each executive officer to own common units of Magellan, the intrinsic value of which is equal to or greater than a multiple of such executive officer’s base salary. The guidelines also require each independent director to own common units of Magellan, either directly or through our deferred compensation plan for directors, the intrinsic value of which is equal to or greater than a multiple of such independent director’s annual equity retainer. The table below sets forth the required multiples for our executive officers and independent directors:

Ownership Requirement

Chief Executive Officer	6 times Base Salary

All Other Executive Officers	3 times Base Salary

Independent Directors	3 times Annual Equity Retainer

Executive officers and independent directors are required to achieve the applicable ownership requirement within five years of becoming subject to these guidelines and, until the applicable ownership requirement is achieved, may not sell or otherwise distribute any units received as compensation or as an annual retainer, as applicable. As of June 30, 2022, the annual testing date for compliance with this policy, all NEOs and independent directors were in compliance with these guidelines. These guidelines do not protect the executive officers or independent directors from any losses sustained through ownership of the units.

Retirement of Executive Officer

Michael N. Mears, our former CEO and President, retired effective April 30, 2022. On January 28, 2022, Magellan entered into a retirement agreement with Mr. Mears that modified his 2022 AIP award and outstanding LTIP awards so that he received the full bonus under 2022 AIP and full vesting of his unvested phantom units upon his retirement. See Termination, Severance or Change in Control Provisions — Long-Term Equity Incentive Plan and Annual Non-Equity Incentive Program above for details regarding the standard treatment of outstanding awards under these programs in connection with a participant’s retirement.

Resignation of Executive Officer

Melanie A. Little, our former Executive VP and COO resigned from her position at Magellan effective January 1, 2023 to pursue another opportunity. See Termination, Severance or Change in Control Provisions — Long-Term Equity Incentive Plan and Annual Non-Equity Incentive Program above for details regarding the treatment of outstanding awards under these programs in connection with a participant’s resignation.

Deductibility of Executive Compensation

We are a limited partnership and not a corporation for United States federal income tax purposes. Therefore, the compensation paid to our NEOs is not subject to the deduction limitations under Section 162(m) of the Internal Revenue Code.

Compensation Committee Report

We have reviewed and discussed the foregoing section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, we have recommended to the board that the Compensation

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	37

Compensation of Directors and Executive Officers

Discussion and Analysis be included in this proxy statement and be incorporated by reference into Magellan’s Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted By:

Compensation Committee

James R. Montague, Chair

Lori A. Gobillot

Stacy P. Methvin

Sivasankaran Somasundaram

The foregoing report shall not be deemed to be incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those acts.

Summary Compensation Table

The following table provides a summary of the total compensation expense awarded to, earned by or paid to our NEOs:

Name and Principal Position	Year	Salary	Bonus(1)	Unit Awards(2)	Non-Equity Incentive Program Compensation	Change in Pension Value(3)	All Other Compensation(4)	Total

Michael N.Mears	2022	$463,131	$—	$5,897,596	$2,263,971	$146,911	$18,300	$8,789,909
Former CEO	2021	$992,250	$—	$5,366,648	$2,342,950	$104,782	$35,869	$8,842,499
	2020	$998,077	$—	$5,238,784	$1,135,313	$210,133	$34,722	$7,617,029

Aaron L. Milford	2022	$769,280	$—	$3,038,267	$1,568,209	$—	$18,300	$5,394,056
CEO and Former COO	2021	$626,538	$—	$1,854,394	$1,065,177	$45,503	$17,400	$3,609,012
	2020	$614,423	$—	$1,758,538	$503,212	$197,977	$17,100	$3,091,250

Jeff L. Holman	2022	$565,196	$—	$1,928,185	$898,577	$—	$18,300	$3,410,258
CFO	2021	$522,461	$—	$1,554,151	$789,543	$51,391	$17,400	$2,934,946
	2020	$489,231	$—	$1,406,830	$356,160	$190,418	$17,100	$2,459,739

Melanie A. Little(5)	2022	$474,703	$150,000	$1,450,614	$705,232	$—	$18,300	$2,798,849
Former COO	2021	$422,342	$225,000	$830,674	$558,463	$54,186	$17,400	$2,108,065

Michael J. Aaronson CCO	2022	$464,216	$—	$1,426,672	$689,651	$—	$18,300	$2,598,839

Douglas J. May	2022	$467,953	$—	$1,101,193	$619,979	$—	$18,300	$2,207,425
Senior VP, General Counsel and	2021	$452,873	$—	$890,706	$598,834	$49,328	$17,400	$2,009,141
Compliance and Ethics Officer	2020	$459,829	$—	$869,510	$292,911	$119,176	$17,100	$1,758,526

(1)	As a part of Ms. Little’s compensation package, she received a cash payment in 2021 and 2022.

(2)

The amounts reported in the Unit Awards column reflect the grant date fair value of unit awards in the years indicated as calculated in accordance with FASB ASC Topic 718 reflecting the probable outcome of any performance conditions. If the awards are ultimately earned at the maximum level, the value of the award at the time of grant would be as set forth in the table below. For a discussion of the assumptions made in the valuation, see Note 13—Long Term Incentive Plan to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. The actual value an executive officer may realize from a unit award is contingent upon the satisfaction of the vesting conditions of the award and the closing price of our common units at the end of the vesting period.

38	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

	Maximum Grant Date Value
NEO	2020 LTIP Award	2021 LTIP Award	2022 LTIP Award

Michael N. Mears, Former CEO	$7,858,175	$8,049,971	$8,846,419

Aaron L. Milford, CEO and Former COO	$2,637,806	$2,781,592	$4,557,449

Jeff L. Holman, CFO	$2,110,245	$2,331,246	$2,892,329

Melanie A. Little, Former COO	$1,116,625	$1,246,032	$2,175,972

Michael J. Aaronson, CCO	$1,157,688	$1,185,918	$2,140,035

Douglas J. May	$1,304,264	$1,336,060	$1,651,813

(3)

This column represents the change in pension value for our NEOs’ accumulated benefit in the pension plan from December 31, 2021 to December 31, 2022, noting the change in value for Mr. Mears is through April 30, 2022. Mr. Mears elected to receive payment of his pension benefit in 2022 following his retirement on April 30, 2022. For the changes in pension value that are negative, the change in value would be as set forth in the table below. Benefits are assumed to commence as of the earliest age that an individual could retire without a reduction in benefits. For more details regarding these amounts, see the narrative to the “2022 Pension Benefits” table in this proxy statement.

NEO	Change in Pension Value

Aaron L. Milford, CEO and Former COO	$(245,825)

Jeff L. Holman, CFO	$(233,974)

Melanie A. Little, Former COO	$(217,775)

Michael J. Aaronson, CCO	$(123,974)

Douglas J. May	$(118,964)

(4)

All Other Compensation for each NEO includes $18,300 in Magellan 401(k) Plan matching contributions. The total value of all perquisites and personal benefits for each NEO in 2022 is less than $10,000 in the aggregate.

(5)	Ms. Little forfeited her 2022 unit awards upon her resignation effective January 1, 2023 and no AIP bonus was paid to her for 2022.

Grants of Plan-Based Awards

The following table sets forth information relating to the plan-based awards granted to our NEOs in 2022:

NEO	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Performance- Based Equity Incentive Plan Awards(4,5,6)	All Other Time- Based Unit Awards (# Units)	Grant Date Fair Value of Time- Based Equity Incentive Plan Awards(4,5,6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (# Units)	Target(3) (# Units)	Maximum (# Units)

Michael N. Mears, Former CEO(1)	02/09/2022	$640,807	$1,281,614	$2,563,228	30,307	60,613	121,226	$2,948,822	60,612	$2,948,774

Aaron L. Milford,	02/09/2022				11,345	22,690	45,380	$1,103,869	22,689	$1,103,820

CEO and Former COO	05/01/2022	$443,875	$887,749	$1,775,498	4,286	8,572	17,144	$415,313	8,571	$415,265

Jeff L. Holman, CFO	02/09/2022				9,747	19,494	38,988	$948,383	19,493	$948,334

	06/01/2022	$254,338	$508,676	$1,017,352	151	301	602	$15,760	300	$15,708

Melanie A. Little,	02/09/2022				5,354	10,708	21,416	$520,944	10,707	$520,896

Former COO (7)	06/01/2022	$199,648	$399,296	$798,592	1,952	3,904	7,808	$204,413	3,903	$204,361

Michael J.	02/09/2022				5,023	10,046	20,092	$488,738	10,046	$488,738

Aaronson, CCO	06/01/2022	$195,203	$390,405	$780,810	2,145	4,290	8,580	$224,624	4,289	$224,572

Douglas J. May	02/09/2022	$175,483	$350,965	$701,930	5,659	11,318	22,636	$550,621	11,317	$550,572

(1)

On January 28, 2022, Magellan entered into a retirement agreement with Mr. Mears that modified his non-equity incentive plan award to remove the base salary proration at retirement and modified his outstanding LTIP awards to remove the vesting proration at retirement.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	39

Compensation of Directors and Executive Officers

(2)

For Messrs. Milford, Holman, and Aaronson and Ms. Little, the non-equity incentive estimate of future payouts includes proration of incentive potential based on their salary and bonus target levels in effect for their former and current positions. Ms. Little forfeited the 2022 non-equity incentive payout upon her resignation effective January 1, 2023.

(3)

For the LTIP awards granted to all NEOs in 2022, target level payout is 100% of the total units awarded with a 50% payout for threshold performance and a 200% payout for stretch performance as described in the above section of this proxy statement entitled “Compensation Discussion and Analysis.” (4) The fair value of the 2022 performance-based and time-based LTIP awards granted February 9, 2022 was $48.65 per unit, the closing price of our common units on the date of the grant and assumes target payout.

(5)

The fair value of the 2022 performance-based and time-based LTIP awards granted May 1, 2022 was $48.45 per unit, the closing price of our common units on the date of the grant and assumes target payout.

(6)

The fair value of the 2022 performance-based and time-based LTIP awards granted June 1, 2022 was $52.36 per unit, the closing price of our common units on the date of the grant and assumes target payout.

(7)	Ms. Little forfeited the 2022 non-equity incentive payout and 2022 equity incentive plan awards upon her resignation effective January 1, 2023.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

In January 2022, our compensation committee set the targets and performance metrics for the 2022 AIP and the 2022 LTIP awards. A discussion of the material terms of the 2022 AIP and 2022 LTIP awards can be found above in the section entitled “Compensation Discussion and Analysis.”

40	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth all outstanding unvested equity awards held by our NEOs as of December 31, 2022:

		Equity Time-Based Awards		Equity Performance-Based Awards

NEO	Equity Award Vesting Date	Number of Time-Based Units That Have Not Vested (#)	Market Value of Time- Based Units That Have Not Vested(1) ($)	Number of Unearned Performance- Based Units That Have Not Vested (#)	Market Value of Unearned Performance- Based Units That Have Not Vested(1)(2) ($)

Michael N. Mears, Former CEO:
2021 award(3)	12/31/2023	66,108	$3,798,731	132,216	$7,597,462
2022 award(3)	12/31/2024	60,612	$3,232,589	60,613	$3,232,643

Total		126,720	$7,031,320	192,829	$10,830,105

Aaron L. Milford, CEO and Former COO:
2021 award	12/31/2023	22,843	$1,312,616	45,686	$2,625,232
2022 award (February)	12/31/2024	22,689	$1,210,061	22,690	$1,210,114
2022 award (May)	12/31/2024	8,571	$448,220	8,572	$448,273

Total		54,103	$2,970,897	76,948	$4,283,619

Jeff L. Holman, CFO:
2021 award	12/31/2023	19,144	$1,100,062	38,290	$2,200,239
2022 award (February)	12/31/2024	19,493	$1,039,610	19,494	$1,039,664
2022 award (June)	12/31/2024	300	$15,689	301	$15,741

Total		38,937	$2,155,361	58,085	$3,255,644

Melanie A. Little, Former COO:
2021 award(4)	12/31/2023	10,232	$587,956	20,466	$1,176,028
2022 award (February)(4)	12/31/2024	10,707	$571,031	10,708	$571,084
2022 award (June)(4)	12/31/2024	3,903	$204,107	3,904	$204,160

Total		24,842	$1,363,094	35,078	$1,951,272

Michael J. Aaronson, CCO:
2021 award	12/31/2023	9,739	$559,627	19,478	$1,119,255
2022 award (February)	12/31/2024	10,046	$535,778	10,046	$535,778
2022 award (June)	12/31/2024	4,289	$224,293	4,290	$224,346

Total		24,074	$1,319,698	33,814	$1,879,379

Douglas J. May:
2021 award	12/31/2023	10,972	$630,479	21,944	$1,260,957
2022 award	12/31/2024	11,317	$603,564	11,318	$603,617

Total		22,289	$1,234,043	33,262	$1,864,574

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	41

Compensation of Directors and Executive Officers

(1)

Represents the market value of the units based on the closing price per unit of our common units of $50.21 on December 31, 2022, plus the distribution equivalents earned through December 31, 2022. LTIP awards are typically granted in late January or early February unless otherwise noted above. The table below provides the distribution equivalents earned for each outstanding equity award:

Award	Distribution Equivalent

February 2021	$7.2525

February 2022	$3.1225

May 2022	$2.0850

June 2022	$2.0850

(2)

For the 2021 performance-based LTIP awards, Magellan’s actual 2022 DCF per unit, excluding commodity-related activities, was between target and stretch. Therefore, the number of units and market value of the payout amounts included in these columns assume a stretch payout for the 2021 performance-based LTIP awards. For the 2022 performance-based LTIP awards, Magellan’s DCF per unit, excluding commodity-related activities, was between threshold and target. Therefore, the number of units and market value of the payout amounts included in these columns assumes a target payout for the 2022 performance-based LTIP awards.

(3)	On January 28, 2022, Magellan entered into a retirement agreement with Mr. Mears that modified his outstanding LTIP awards to remove the vesting proration at retirement.

(4)	Ms. Little forfeited her 2021 and 2022 LTIP awards upon her resignation effective January 1, 2023.

Units Vested

The 2020 LTIP awards granted to our NEOs vested on December 31, 2022. See the “Compensation Discussion and Analysis” section of this proxy statement for detailed information regarding the 2020 LTIP metric results. The values realized on vesting of our NEOs’ 2020 LTIP awards were based on the December 31, 2022 closing price of our common units of $50.21 as follows:

	Performance-Based Awards			Time-Based Awards

NEO	Number of Units Acquired on Vesting	Unit Value Realized on Vesting ($50.21 per unit) (a)	Distribution Equivalents Realized on Vesting(1) (b)	Number of Units Vested	Unit Value Realized on Vesting ($50.21 per unit) (c)	Distribution Equivalents Realized on Vesting(1) (d)	Total Value Realized on Vesting (a)+(b)+(c)+(d)

Michael N. Mears, Former CEO	39,846	$2,000,668	$452,750	42,675	$2,142,712	$484,895	$5,081,025

Aaron L. Milford, CEO and Former COO	13,376	$671,609	$151,985	14,325	$719,258	$162,768	$1,705,620

Jeff L. Holman, CFO	10,701	$537,297	$121,590	11,460	$575,407	$130,214	$1,364,508

Melanie A. Little, Former COO	5,662	$284,289	$64,334	6,064	$304,473	$68,902	$721,998

Michael J. Aaronson, CCO	5,871	$294,783	$66,709	6,287	$315,670	$71,436	$748,598

Douglas J. May	6,614	$332,089	$75,152	7,083	$355,637	$80,481	$843,359

(1)	Distribution equivalent rights related to the 2020 LTIP awards were $11.3625/unit for awards granted in January 2020.

2022 Pension Benefits

Our NEOs participate in a pension plan which we sponsor. This pension plan is a non-contributory, tax-qualified defined benefit plan subject to the Employee Retirement Income Security Act of 1974, and the participants in the plan are generally salaried employees. Our NEOs participate in this pension plan on the same terms as other participants.

For employees hired before January 1, 2016 and age 35 or older as of January 1, 2016, the pension benefit formula is a final average pay formula. For employees hired on or after January 1, 2016 or younger than 35 as of January 1, 2016, the pension benefit will be based upon a cash balance formula. Our NEOs’ accrued benefit is

42	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

determined by utilizing the final average pay formula taking into consideration years of service (including, if applicable, years of service with Williams, a former employer of some of our NEOs) projected to age 65, final average pay and Social Security-covered compensation wages. The benefit is then offset by the benefit payable at normal retirement age from Williams’ pension plan (a predecessor’s pension plan), if any. The benefit is earned by the participant based upon a service ratio, the numerator of which is years of service since December 31, 2003 and the denominator of which is the total years of service possible up to age 65 from January 1, 2004.

The plan offers single life annuity, joint and survivor life annuity and lump sum payment options. Compensation eligible for consideration under the plan includes base salary and our AIP awards up to the IRS limits, but excludes amounts payable in respect of LTIP awards. We do not provide a SERP benefit for our NEOs for any reason, including due to compensation limits imposed by the IRS.

The present value of accumulated benefits for our NEOs under the pension plan as of December 31, 2022 was as follows:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Fiscal Year

Michael N. Mears, Former CEO	Magellan Pension Plan	37	$—	$1,328,486

Aaron L. Milford, CEO and Former COO	Magellan Pension Plan	27	$573,382	$—

Jeff L. Holman, CFO	Magellan Pension Plan	24	$629,741	$—

Melanie A. Little, Former COO	Magellan Pension Plan	19	$635,134	$—

Michael J. Aaronson, CCO	Magellan Pension Plan	11	$296,519	$—

Douglas J. May	Magellan Pension Plan	12	$388,533	$—

The present value of accumulated benefits for each NEO was calculated based on benefits accrued through December 31, 2022. The calculation assumes the participant will commence the benefit at age 62 (earliest retirement age where the benefit is not reduced) and elect a lump sum distribution. The present value assumptions are a 5.00% discount rate applicable to active participants in the final average pay formula, lump sum interest rates from the November 2022 IRS full yield curve, and the mortality table as projected according to IRS regulation 1.430(h)3-1. For disclosures of all significant assumptions used by the pension plan, please refer to Note 12 – Employee Benefit Plans to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. Mr. Mears elected to receive payment of his pension benefit in 2022 following his retirement on April 30, 2022. No payments to any other NEOs under the pension plan were made in 2022.

Potential Payments Upon Termination or Change-in-Control

The amount of compensation payable to our NEOs in each termination event is listed in the table below. For purposes of severance analysis, we assumed, for each NEO other than Mr. Mears, that: (i) each NEO’s employment was terminated on December 31, 2022; (ii) payouts relative to the 2022 AIP were based on 2022 metric results; and (iii) payouts under the LTIP are based on actual results, if known, or target level of performance and $50.21 per unit, the closing price of our common units on December 31, 2022. For Mr. Mears, the amounts shown reflect the compensation payable to him in connection with his retirement on April 30, 2022. For more information regarding these potential payouts, please see the section in this proxy statement entitled “Compensation Discussion and Analysis — Termination, Severance or Change-in-Control Provisions.”

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	43

Compensation of Directors and Executive Officers

Potential Benefits and Payments Upon Termination or Change-in-Control (“CIC”) As of December 31, 2022

Separation or Termination Event	AIP	LTIP	Severance Benefits	Subsidized COBRA Benefits	Total

Michael N. Mears, Former CEO(1)

Voluntary Termination	$—	$—	$—	$—	$—

Normal or Early Retirement(2)	$2,263,971	$22,942,451	$—	$—	$25,206,422

Involuntary Not for Cause Termination	$—	$—	$—	$—	$—

For Cause Termination(3)	$—	$—	$—	$—	$—

CIC and Involuntary/Good Reason Termination(4)	$—	$—	$—	$—	$—

Death or Disability(5)	$—	$—	$—	$—	$—

Aaron L. Milford, CEO and Former COO

Voluntary Termination	$—	$—	$—	$—	$—

Normal or Early Retirement(2)	$1,568,209	$5,432,892	$—	$—	$7,001,101

Involuntary Not for Cause Termination	$—	$—	$830,000	$7,025	$837,025

For Cause Termination(3)	$—	$—	$—	$—	$—

CIC and Involuntary/Good Reason Termination(4)	$—	$10,618,524	$5,602,500	$28,099	$16,249,123

Death or Disability(5)	$1,568,209	$5,432,892	$—	$—	$7,001,101

Jeff L. Holman, CFO

Voluntary Termination	$—	$—	$—	$—	$—

Normal or Early Retirement(2)	$898,577	$4,265,543	$—	$—	$5,164,120

Involuntary Not for Cause Termination	$—	$—	$530,769	$7,025	$537,794

For Cause Termination(3)	$—	$—	$—	$—	$—

CIC and Involuntary/Good Reason Termination(4)	$—	$7,830,917	$2,185,000	$28,099	$10,044,016

Death or Disability(5)	$898,577	$4,265,543	$—	$—	$5,164,120

Melanie A. Little, Former COO(6)

Voluntary Termination	$—	$—	$—	$—	$—

Normal or Early Retirement(2)	$705,232	$2,413,322	$—	$—	$3,118,554

Involuntary Not for Cause Termination	$—	$—	$365,385	$7,025	$372,410

For Cause Termination(3)	$—	$—	$—	$—	$—

CIC and Involuntary/Good Reason Termination(4)	$—	$4,811,610	$1,900,000	$28,099	$6,739,709

Death or Disability(5)	$705,232	$2,413,322	$—	$—	$3,118,554

Michael J. Aaronson, CCO

Voluntary Termination	$—	$—	$—	$—	$—

Normal or Early Retirement(2)	$698,651	$2,373,236	$—	$—	$3,071,887

Involuntary Not for Cause Termination	$—	$—	$211,538	$7,025	$218,563

For Cause Termination(3)	$—	$—	$—	$—	$—

CIC and Involuntary/Good Reason Termination(4)	$—	$4,707,799	$1,900,000	$28,099	$6,635,898

Death or Disability(5)	$698,651	$2,373,236	$—	$—	$3,071,887

Douglas J. May

Voluntary Termination	$—	$—	$—	$—	$—

Normal or Early Retirement(2)	$619,979	$2,505,187	$—	$—	$3,125,166

Involuntary Not for Cause Termination	$—	$—	$216,825	$7,025	$223,850

For Cause Termination(3)	$—	$—	$—	$—	$—

CIC and Involuntary/Good Reason Termination(4)	$—	$4,545,593	$1,644,253	$28,099	$6,217,945

Death or Disability(5)	$619,979	$2,505,187	$—	$—	$3,125,166

(1)	Mr. Mears retired effective April 30, 2022 and amounts shown represent the amounts payable to him in connection with such retirement.

44	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

(2)	Amounts assume the NEO retires from the organization at age 55 or later and has at least five years of vesting service with the organization.

(3)

Cause is defined under the LTIP as (i) willful failure to perform duties, (ii) gross negligence or willful misconduct, which results in a significantly adverse effect upon Magellan, (iii) willful violation or disregard of our One Magellan Code of Ethics and Business Conduct or other published policy or (iv) conviction of a crime involving an act of fraud, embezzlement, theft or any other act constituting a felony or causing material harm to Magellan.

(4)

A termination within two years following a change-in-control that occurs on an involuntary basis without cause or on a voluntary basis for Good Reason. Good Reason is defined under the Magellan Executive Severance Plan as (i) a reduction of more than 10% in base salary or incentive compensation opportunities, (ii) a significant reduction in the authority, duties or responsibilities of the NEO, (iii) a significant reduction in the budget over which the NEO retains authority, (iv) transfer of principal place of employment more than 50 miles or (v) any other action or inaction that constitutes a material breach by us.

(5)

Death or Disability — Disability is defined as the qualification requirements for benefits under the Magellan Long-Term Disability Plan. (6) Ms. Little resigned effective January 1, 2023 to pursue another opportunity. The potential benefits and payments above reflect the value on December 31, 2022, immediately before her voluntary termination.

CEO Pay Ratio

We identified the median employee by examining only annual base salaries for all employees, excluding our CEO, who were employed by our affiliate on December 1, 2022. We included all employees, whether employed on a full-time or part-time basis, and did not make any estimates, assumptions or adjustments to annual base salaries.

After identifying the median employee, based on annual base salaries, we calculated annual total compensation for such employee using the same methodology we used for our NEOs as set forth in the above 2022 Summary Compensation Table. The total compensation of the median employee was $145,232 including base salary, overtime pay, non-equity incentive program pay, change in pension value and company 401(k) match. The annual total compensation of the person serving as our CEO on December 1, 2022, Aaron L. Milford, was $5,394,056. The resulting pay ratio is 38:1.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	45

Compensation of Directors and Executive Officers

Pay Versus Performance
Our CEO is the principal executive officer (“PEO”). The following table sets forth information concerning the compensation of our PEO(s) and other NEOs for each of the fiscal years (“FY”) ending December 31, 2020, 2021 and 2022 and our financial performance for each such fiscal year:

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (Michael N. Mears) ($)	Summary Compensation Table Total for PEO (Aaron L. Milford) ($)	Compensation Actually Paid to PEO (Michael N. Mears) ($) (1)	Compensation Actually Paid to PEO (Aaron L. Milford) ($) (1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1,2)	TUR ($)	Peer Group Total Shareholder Return (“TSR”) ($) (2)	Net Income (in millions, $)	DCF per common unit oustanding (3)

2022	$8,789,909	$5,394,056	$11,380,842	$6,445,592	$2,716,343	$3,283,962	$104	$127	$1,036	$5.46

2021	$8,842,499		$15,176,762		$2,665,291	$4,189,342	$89	$97	$982	$5.14

2020	$7,617,029		$(1,496,209)		$2,242,220	$(154,645)	$74	$69	$817	$4.66

(1)
Amounts represent compensation actually paid to our PEO(s) and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs

2022	Michael N. Mears and Aaron L. Milford	Jeff L. Holman, Melanie A. Little, Michael J. Aaronson and Douglas J. May

2021	Michael N. Mears	Aaron L. Milford, Jeff L. Holman, Melanie A. Little and Douglas J. May

2020	Michael N. Mears	Aaron L. Milford, Jeff L. Holman, Douglas J. May, Lisa J. Korner and Jeff R. Selvidge

46	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

The table below provides the adjustments to the Summary Compensation Table total compensation made to arrive at the compensation actually paid for the PEO and the average for
Non-PEO
NEOs:

	2020		2021		2022
	PEO	Average for Non-PEO NEOs	PEO	Average for Non-PEO NEOs	PEO (Michael N. Mears)	PEO (Aaron L. Milford)	Average for Non-PEO NEOs

Deduction for Amounts Reported under the “Unit Awards” Column in the Summary Compensation Table	$(5,238,784)	$(1,123,500)	$(5,366,648)	$(1,282,481)	$(5,897,596)	$(3,038,267)	$(1,476,666)

Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value” Column of the Summary Compensation Table	$(210,133)	$(202,237)	$(104,782)	$(50,102)	$(146,911)	$—	$—

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$—	$—	$—	$—	$—	$—	$—

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End (a)	$3,885,346	$756,565	$9,823,484	$2,347,556	$6,465,233	$3,316,670	$1,597,117

Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End (b)	$(4,164,740)	$(1,034,962)	$693,042	$158,065	$1,572,709	$543,435	$297,900

Increase/deduction for Awards Granted during Prior FY that Vested during Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date (c)	$(3,442,837)	$(844,172)	$1,223,676	$296,411	$502,637	$168,762	$91,000

Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$—	$—	$—	$—	$—	$—	$—

Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$—	$—	$—	$—	$—	$—	$—

Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	$—	$—	$—	$—	$—	$—	$—

Increase for Service Cost for Pension Plans (d)	$57,910	$51,441	$65,491	$54,602	$94,861	$60,936	$58,267

Total Adjustments	$(9,113,238)	$(2,396,865)	$6,334,263	$1,524,051	$2,590,933	$1,051,536	$567,618

(a)
Represents the market value of the units based on the closing price per unit of our common units plus the distribution equivalents earned through December 31 of the applicable fiscal year. The table below provides the closing price per unit, distribution equivalents earned for the outstanding equity award and the performance unit payout assumption based on Magellan’s actual DCF per unit at fiscal year end:

As of Fiscal Year Ending December 31,	Award Granted	Closing Price per Unit	Distribution Equivalents	Performance Unit Payout Assumption

2020	January 2020	$42.44	$3.0825	Target

2021	February 2021	$46.44	$3.0925	Stretch

2022	February 2022	$50.21	$3.1225	Target

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	47

Compensation of Directors and Executive Officers

(b)
For the fiscal year ending December 31, 2020, this represents the change in market value of the 2019 LTIP award unvested units based on the closing price per unit of our common units and TUR adjustment metric for performance-based units plus the distribution equivalents earned. The table below provides the closing price per unit, distribution equivalents earned for the outstanding equity award and the performance unit payout and TUR adjustment assumptions as of December 31, 2019 and December 31, 2020:

As of Fiscal Year Ending December 31,	Award Granted	Closing Price per Unit	Distribution Equivalents	Performance Unit Payout Assumption	TUR Adjustment Assumption

2019	February 2019	$62.87	$3.0375	Stretch	—%

2019	May 2019	$62.87	$2.0325	Stretch	—%

2020	February 2019	$42.44	$7.1475	Threshold	—%

2020	May 2019	$42.44	$6.1425	Threshold	—%
For the fiscal year ending December 31, 2021, this represents the change in market value of the 2020 LTIP award unvested units based on the closing price per unit of our common units plus the distribution equivalents earned. Note, the TUR adjustment metric was removed beginning with the 2020 LTIP award. The table below provides the closing price per unit, distribution equivalents earned for the outstanding equity award and the performance unit payout assumption as of December 31, 2020 and December 31, 2021:

As of Fiscal Year Ending December 31,	Award Granted	Closing Price per Unit	Distribution Equivalents	Performance Unit Payout Assumption

2020	January 2020	$42.44	$3.0825	Target

2021	January 2020	$46.44	$7.2025	Target
For the fiscal year ending December 31, 2022, this represents the change in market value of the 2021 LTIP award unvested units based on the closing price per unit of our common units plus the distribution equivalents earned. The table below provides the closing price per unit, distribution equivalents earned for the outstanding equity award and the performance unit payout assumption as of December 31, 2021 and December 31, 2022:

As of Fiscal Year Ending December 31,	Award Granted	Closing Price per Unit	Distribution Equivalents	Performance Unit Payout Assumption

2021	February 2021	$46.44	$3.0925	Stretch

2022	February 2021	$50.21	$7.2525	Stretch

(c)
For the fiscal year ending December 31, 2020, this represents the change in market value of the 2018 LTIP award vested units based on the closing price per unit of our common units and TUR adjustment metric plus the distribution equivalents earned. The table below provides the closing price per unit, distribution equivalents earned for the outstanding equity award and the performance unit payout and TUR adjustment assumptions as of December 31, 2019 and December 31, 2020:

As of Fiscal Year Ending December 31,	Award Granted	Closing Price per Unit	Distribution Equivalents	Performance Unit Payout	TUR Adjustment

2019	February 2018	$62.87	$ 6.9075	Stretch (projected)	8.3% (projected)

2020	February 2018	$42.44	$11.0175	68.22%	13.33%
For the fiscal year ending December 31, 2021, this represents the change in market value of the 2019 LTIP award vested units based on the closing price per unit of our common units and TUR adjustment metric plus the distribution equivalents earned. The table below provides the closing price per unit, distribution equivalents earned for the outstanding equity award and the performance unit payout and TUR adjustment assumptions as of December 31, 2020 and December 31, 2021:

As of Fiscal Year Ending December 31,	Award Granted	Closing Price per Unit	Distribution Equivalents	Performance Unit Payout	TUR Adjustment

2020	February 2019	$42.44	$ 7.1475	Threshold (projected)	0% (projected)

2020	May 2019	$42.44	$ 6.1425	Threshold (projected)	0% (projected)

2021	February 2019	$46.44	$11.2675	88.83%	2.86%

2021	May 2019	$46.44	$10.2625	88.83%	2.86%

48	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

For the fiscal year ending December 31, 2022, this represents the change in market value of the 2020 LTIP award unvested units based on the closing price per unit of our common units plus the distribution equivalents earned. Note, the TUR adjustment metric was removed beginning with the 2020 LTIP award. The table below provides the closing price per unit, distribution equivalents earned for the outstanding equity award and the performance unit payout assumption as of December 31, 2021 and December 31, 2022:

As of Fiscal Year Ending December 31,	Award Granted	Closing Price per Unit	Distribution Equivalents	Performance Unit Payout

2021	January 2020	$46.44	$ 7.2025	Target (projected)

2022	January 2020	$50.21	$11.3625	93.37%

(d)
For disclosures of all significant assumptions used by the pension plan applicable to active participants, please refer to Note 12—
Employee Benefit Plans
to our consolidated financial statements in our Annual Report on Form
10-K
for the year ended December 31, 2020, 2021 and 2022. The table below provides a limited summary of the assumptions used to determine benefit cost as of December 31, 2020, 2021 and 2022:

As of Fiscal Year Ending December 31,	Discount Rate (Final Average Earnings Participants)	Weighted Average Salary Increase

2020	3.08%	4.72%

2021	2.29%	4.62%

2022	2.67%	6.72%

(2)	For the relevant fiscal year, represents the cumulative TSR of the Alerian MLP Infrastructure Index (“AMZI”), consistent with the “Unitholder Return Performance” section of this proxy statement.

(3)
Magellan’s most important financial performance measure is actual DCF per unit. As DCF is not a generally accepted accounting principle (“GAAP”), a reconciliation of DCF to net income, which is the nearest comparable GAAP financial measure, is shown in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Distributable Cash Flow in our Annual Report on Form
10-K
for the years ended December 31, 2020, 2021 and 2022.

Narrative to Pay Versus Performance Table
For the fiscal year ending December 31, 2022, the most important financial performance measures used to link compensation actually paid to our NEOs to company performance are DCF per unit, DCF and adjusted EBITDA. Our NEO’s target total compensation is heavily weighted towards short and long-term performance with performance goals aligned with our unitholders’ interests. The majority of target compensation was weighted toward long-term equity performance and time-based awards and the sole financial performance metric for LTIP awards was DCF per unit. The short-term incentive program’s funding metric is DCF required to maintain distribution levels from the last quarter in the prior fiscal year and the financial performance metric under our short-term incentive program is Adjusted EBITDA less maintenance capital.

Important Financial Performance Measures

DCF per unit

DCF

Adjusted EBITDA

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	49

Compensation of Directors and Executive Officers

The following graph compares the compensation actually paid to our PEO(s), the average of the compensation actually paid to our remaining NEOs and the TUR performance of our common units with the TSR performance of the AMZI. The TUR and TSR amounts in the graph assume that $100 was invested beginning on December 31, 2019 and that all distributions or dividends were reinvested on a quarterly basis. The graph below shows a connection between compensation actually paid and total unitholder return for Magellan and the peer group.

	12/31/2020	12/31/2021	12/31/2022

Compensation Actually Paid to PEO (Michael N. Mears) ($)	$(1,496,209)	$15,176,762	$11,380,842

Compensation Actually Paid to PEO (Aaron L. Milford) ($)			$6,445,592

Average Compensation Actually Paid to Non-PEO NEOs ($)	$(154,645)	$4,189,342	$3,283,962

Total Unitholder Return ($)	$74	$89	$104

Peer Group Total Shareholder Return ($)	$69	$97	$127

50	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

The following graph compares the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our remaining NEOs with net income.

	12/31/2020	12/31/2021	12/31/2022

Compensation Actually Paid to PEO (Michael N. Mears) ($)	$(1,496,209)	$15,176,762	$11,380,842

Compensation Actually Paid to PEO (Aaron L. Milford) ($)			$6,445,592

Average Compensation Actually Paid to Non-PEO NEOs ($)	$(154,645)	$4,189,342	$3,283,962

Net Income (in millions, $)	$817	$982	$1,036

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	51

Compensation of Directors and Executive Officers

The following graph compares the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our remaining NEOs with DCF per unit. The graph below shows a connection between compensation actually paid and DCF/unit, the most important financial metric for connecting Magellan financial performance and compensation.

	12/31/2020	12/31/2021	12/31/2022

Compensation Actually Paid to PEO (Michael N. Mears) ($)	$(1,496,209)	$15,176,762	$11,380,842

Compensation Actually Paid to PEO (Aaron L. Milford) ($)			$6,445,592

Average Compensation Actually Paid to Non-PEO NEOs ($)	$(154,645)	$4,189,342	$3,283,962

Net Income (in millions, $)	$4.66	$5.14	$5.46

52	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

Director Compensation Table
Amounts earned by the independent members of our board for the fiscal year ended December 31, 2022 were as follows:

Director	Retainer and Fees Paid or Deferred	Equity Retainer Paid or Deferred (1)	All Other Compensation	Total ($)

Walter R. Arnheim	$134,500	$135,000	$—	$269,500

Robert G. Croyle (2)	$67,000	$135,000	$—	$202,000

Lori A. Gobillot	$123,500	$135,000	$—	$258,500

Edward J. Guay	$130,514	$135,000	$—	$265,514

Chansoo Joung	$117,500	$135,000	$—	$252,500

Stacy P. Methvin	$138,500	$135,000	$—	$273,500

James R. Montague	$137,500	$135,000	$—	$272,500

Barry R. Pearl	$181,717	$135,000	$—	$316,717

Sivasankaran Somasundaram (3)	$71,407	$90,616	$4,500	$166,523

(1)
Amounts reported in this column for equity retainers represent the aggregate grant date fair value of units granted pursuant to our LTIP during 2022 determined in accordance with FASB ASC Topic 718. In 2022, grants of non-deferred
units, deferred units and distribution equivalents on deferred units granted in 2022 or previous years were provided to the independent directors as follows:

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	53

Compensation of Directors and Executive Officers

Director and Grant Date	Compensation Type	Method of Payment	Number of Units	Weighted Average Grant Date Unit Price	Grant Date Fair Value

Walter R. Arnheim
January 2022	Equity Retainer	Paid in Deferred Units	2,892	$46.681	$135,000
Various Dates	Distribution Equivalents	Paid in Deferred Units	9,783	$50.205	$491,152

Total			12,675		$626,152

Robert G. Croyle (2)
January 2022	Equity Retainer	Paid in Non-Deferred Units	2,892	$46.681	$135,000
Various Dates	Distribution Equivalents	Paid in Deferred Units	3,276	$49.954	$163,650

Total			6,168		$298,650

Lori A. Gobillot
January 2022	Equity Retainer	Paid in Deferred Units	2,892	$46.681	$135,000
Various Dates	Distribution Equivalents	Paid in Deferred Units	1,216	$50.204	$61,048

Total			4,108		$196,048

Edward J. Guay
January 2022	Equity Retainer	Paid in Deferred Units	2,892	$46.681	$135,000
Various Dates	Meeting Fees & Cash Retainer	Paid in Deferred Units	2,654	$48.046	$127,514
Various Dates	Distribution Equivalents	Paid in Deferred Units	1,959	$50.284	$98,507

Total			7,505		$361,021

Chansoo Joung
January 2022	Equity Retainer	Paid in Non-Deferred Units	2,892	$46.681	$135,000
January 2022	Meeting Fees	Paid in Deferred Units	129	$46.512	$6,000
Various Dates	Distribution Equivalents	Paid in Deferred Units	741	$50.216	$37,210

Total			3,762		$178,210

Stacy P. Methvin
January 2022	Equity Retainer	Paid in Non-Deferred Units	2,892	$46.681	$135,000
Various Dates	Distribution Equivalents	Paid in Deferred Units	779	$50.212	$39,115

Total			3,671		$174,115

James R. Montague
January 2022	Equity Retainer	Paid in Non-Deferred Units	2,892	$46.681	$135,000
Various Dates	Distribution Equivalents	Paid in Deferred Units	3,997	$50.191	$200,612

Total			6,889		$335,612

Barry R. Pearl
January 2022	Equity Retainer	Paid in Non-Deferred Units	2,892	$46.681	$135,000
Various Dates	Distribution Equivalents	Paid in Deferred Units	1,995	$50.180	$100,109

Total			4,887		$235,109

Sivasankaran Somasundaram (3)
May 2022	Equity Retainer	Paid in Deferred Units	1,870	$48.458	$90,616
Various Dates	Meeting Fees & Cash Retainer	Paid in Deferred Units	1,332	$47.978	$63,907
Various Dates	Distribution Equivalents	Paid in Deferred Units	163	51.669	$8,422

Total			3,365		$162,945

(2)	Mr. Croyle resigned from our board on May 1, 2022 and 8,940 deferred units were distributed in June 2022. The remaining deferred units were distributed in January 2023.

(3)
Mr. Somasundaram was elected to our board effective May 1, 2022 and the cash and equity retainer amounts shown represent a prorated portion of such retainers based on his partial year of service during 2022.

54	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Compensation of Directors and Executive Officers

Narrative to Director Compensation Table
In 2022, independent directors of our board received: (1) a cash retainer of $80,000; (2) an equity retainer of our common units valued at $135,000 and (3) meeting fees of $1,500 for each board and committee meeting attended. The non-executive
chair received an additional cash retainer of $75,000. The chair of our audit committee and the chair of our compensation committee each received an additional annual cash retainer of $20,000. The chair of our sustainability committee and the chair of our nominating and governance committee each received an additional annual cash retainer of $15,000. Each director is reimbursed for out-of-pocket
expenses in connection with attending board of directors or committee meetings. Each director is indemnified by us for actions associated with being a director on our board to the extent permitted under Delaware law.
Independent directors may elect annually to defer payment of each component of their compensation under our deferred compensation plan for directors. All deferred compensation amounts are credited to the director’s account under the plan in the form of phantom units, with distribution equivalent rights. In 2022, Mr. Arnheim and Ms. Gobillot elected to defer their equity compensation and Messrs. Guay and Somasundaram elected to defer their equity compensation, cash retainer and meeting fees. Messrs. Croyle, Joung, Montague and Pearl and Ms. Methvin elected not to defer compensation for 2022. The following table presents each director’s deferral balance
status:
Director Compensation
Nonqualified Deferred Compensation Plan

Name	Beginning Balance January 1, 2022	2022 Deferred Compensation	2022 Distribution Equivalents	Market Value Gain/ (Loss) & Distributions	Ending Balance December 31, 2022

Walter R. Arnheim

Market Value	$5,175,670	$135,000	$491,152	$430,485	$6,232,307

Number of Units	111,448	2,892	9,783	—	160,097

Robert G. Croyle

Market Value	$1,972,864	$—	$163,650	$(287,920)	$1,848,594

Number of Units	42,481	—	3,276	(8,940)	36,817

Lori A. Gobillot

Market Value	$525,745	$135,000	$61,048	$52,900	$774,693

Number of Units	11,320	2,892	1,216	—	15,428

Edward J. Guay

Market Value	$858,856	$262,570	$98,507	$85,460	$1,305,393

Number of Units	18,493	5,546	1,959	—	25,998

Chansoo Joung

Market Value	$396,344	$6,000	$37,200	$32,641	$472,185

Number of Units	8,534	129	741	—	9,404

Stacy P. Methvin

Market Value	$422,910	$—	$39,115	$34,339	$496,364

Number of Units	9,106	—	779	—	9,885

James R. Montague

Market Value	$2,168,910	$—	$200,612	$176,116	$2,545,638

Number of Units	46,702	—	3,997	—	50,699

Barry R. Pearl

Market Value	$1,082,322	$—	$100,109	$87,883	$1,270,314

Number of Units	23,305	—	1,995	—	25,300

Sivasankaran Somasundaram

Market Value	$—	$154,523	$8,422	$6,019	$168,964

Number of Units	—	3,202	163	—	3,365

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	55

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information concerning securities that may be issued pursuant to our LTIP as of December 31, 2022:

Plan Category	Number of Securities to be Issued upon Exercise/Vesting of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of this Table)

Equity Compensation Plans Approved by Unitholders	2,166,138	1,797,084

Total	2,166,138	1,797,084

(1)

This amount includes units held in reserve for potential performance results. Taxes are withheld from the award to at least cover the participant’s mandatory minimum tax withholdings. Units withheld to satisfy tax withholding obligations count against the maximum number of units available under the LTIP and do not replenish the maximum number of units available.

56	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 15, 2023, the number of our common units beneficially owned by: (1) each person who is known to us to beneficially own more than 5% of our common units; (2) the current directors and nominees of our board; (3) our NEOs; and (4) all directors and executive officers as a group. We obtained certain information in the table from filings made with the SEC.

Name and Address of Beneficial Owner, Director, Nominee or NEO(1)	Common Units Owned		Percent of Common Units
ALPS Advisors, Inc.(2)	13,179,330		6.48%

Walter R. Arnheim	5,204		*

Lori A. Gobillot	2,119		*

Edward J. Guay	2,000		*

Chansoo Joung	45,863		*

Stacy P. Methvin	14,620		*

Aaron L. Milford	83,754		*

James R. Montague	27,786		*

Barry R. Pearl	28,464		*

Sivasankaran Somasundaram	1,052		*

Michael J. Aaronson	38,761		*

Jeff L. Holman	50,679		*

Melanie A. Little	31,040	(3)	*

Douglas J. May	71,521		*

Michael N. Mears	245,566	(4)	*

All Directors and Executive Officers as a Group (14 persons)	648,429		*

*	Represents less than 1% of common units outstanding.

(1)	The contact address for our directors, nominees and NEOs is One Williams Center, Tulsa, Oklahoma 74172.

(2)

A filing with the SEC on February 13, 2023 indicates, as of December 31, 2022, ALPS Advisors, Inc., an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, has voting and/or investment power over the common units reported therein, which are owned by Alerian MLP ETF, and may be deemed to be the beneficial owner of such common units, for which it disclaims beneficial ownership. Alerian MLP ETF, an investment company registered under the Investment Company Act of 1940, is one of the funds advised by ALPS Advisors, Inc. Alerian MLP ETF indicated in the February 13, 2023 SEC filing that it is the beneficial owner of and has shared voting and investment power over 13,179,330 common units, which is approximately 6.48% of the common units outstanding. The address of ALPS Advisors, Inc. and Alerian MLP ETF is 1290 Broadway, Suite 1100, Denver, Colorado 80203.

(3)	Ms. Little resigned effective January 1, 2023 to pursue another opportunity. This amount reflects Ms. Little’s common unit ownership as of such date.

(4)	Mr. Mears retired effective April 30, 2022. This amount reflects Mr. Mears’ common unit ownership as of such date.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	57

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of our common units to file ownership and changes in ownership reports with the SEC and the NYSE. The SEC regulations also require a copy of these filed Section 16(a) forms to be furnished to us by our directors and executive officers and persons beneficially owning more than 10% of our common units. Based on a review of the copies of these forms and amendments thereto with respect to 2022, we are not aware of any late filings.

Transactions with Related Persons, Promoters and Certain Control Persons

Review, Approval or Ratification of Transactions with Related Persons

Recognizing that related person transactions present a heightened risk of conflicts of interest and improper valuation, our board has adopted a written policy which must be followed in connection with all related person transactions involving Magellan. Under this policy, any related person transaction may be entered into or continue only if approved as follows:

◾

Our board’s nominating and governance committee must conduct a reasonable prior review and oversight of all related person transactions requiring public disclosure by Item 404 of Regulation S-K of the SEC regulations for potential conflicts of interest and will prohibit such a transaction if the committee determines it to be inconsistent with the interests of Magellan and our unitholders;

◾

By a specially appointed conflicts committee of our board, if the related person transaction is between our general partner or any of its affiliates, on the one hand, and us, any operating partnerships, any partner or assignee, on the other hand;

◾

If the related person transaction is in the normal course of our business and is (a) on terms no less favorable to us than those generally being provided to or available from unrelated third parties or (b) fair to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us), then the CEO has authority to approve the transaction. The CEO’s signature on an authorization for expenditure form with a related person is conclusive evidence of his approval pursuant to the policy. If we will be entering into several transactions of the same type over a period of time with a related person, the CEO may pre-approve all such transactions, but must review such pre-approvals not less than annually; or

◾	Any other related person transaction may be approved by a majority of the disinterested directors on our board.

We are not aware of any related person transactions required to be reported under applicable SEC rules for 2022.

58	⬛	Magellan Midstream Partners, L.P.	2023 Proxy Statement

Unitholder Proposals For 2024 Annual Meeting of Limited Partners

Any common unitholder entitled to vote at our 2024 annual meeting of limited partners can nominate persons for election to our board or submit other proposals for consideration during the annual meeting by complying with the notice procedures discussed below. Your ability to nominate persons for election to our board is limited by the NYSE listing requirements regarding the independence and experience of directors of our board or committees thereof. SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are limited partners allowed to vote on matters that would cause the limited partners to be deemed to take part in the management and control of our business and affairs so as to jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act or the law of any other state in which we are qualified to do business.

As required by the SEC rules, the deadline for submitting any proposal for consideration at our 2024 annual meeting is October 19, 2023. However, our limited partnership agreement allows a unitholder to nominate a person to our board between December 7, 2023 and December 22, 2023. To submit a proposal, written notice must be delivered to us at One Williams Center, Tulsa, Oklahoma 74172 and must include: (1) information regarding the proposal or each person the unitholder proposes to nominate for election or re-election as a director of our board, all information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director of our board if elected) and (2) as to the unitholder giving the notice: (i) the name and address of such unitholder and (ii) the number of units which are owned by the unitholder.

Where You Can Find More Information About Us

We file annual, quarterly and current reports and proxy statements with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website at www.magellanlp.com through which our SEC filings may be accessed.

You may request a copy of our audit, compensation, nominating and governance, and sustainability committees’ charters, Governance Guidelines, Code of Ethics of Senior Officers, One Magellan Code of Ethics and Business Conduct, annual report or SEC filings without charge by calling or writing to us at the following address:

Investor Relations

Magellan Midstream Partners, L.P.

One Williams Center, Suite 2700

Tulsa, Oklahoma 74172

Local phone: (918) 574-7000

Toll-free phone: (877) 934-6571

If you would like to request documents from us, please do so at least 10 business days before the date of the annual meeting in order to receive timely delivery of the documents before the annual meeting. Each of these documents are also available on our website at www.magellanlp.com.

You should rely only on the information contained in this proxy statement to vote your units during the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. The information contained in this document is applicable as of the date indicated on the cover of this document unless the information specifically indicates another date applies.

2023 Proxy Statement	Magellan Midstream Partners, L.P.	⬛	59

FORM OF PROXY CARD

Your vote matters - here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 10:00am, Central Time, on April 27, 2023

Online

Go to www.investorvote.com/mmp or scan the QR code - login details are located in the shaded bar below.

Phone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/mmp

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
2023 Annual Meeting Proxy Card	(1234 5678 9012 345)

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

–  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –  –

A. Proposals – The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2 and 4 and “1 YEAR” on Proposal 3.

1. Election of Directors:	For	Withhold				For	Withhold			For	Withhold
01 - Sivasankaran Somasundaram	☐	☐	02 - Chansoo Joung			☐	☐	03 - Aaron L. Milford		☐	☐

04 - James R. Montague	☐	☐

			For	Against	Abstain				1 Year	2 Years	3 Years	Abstain
2. Advisory Resolution to Approve Executive Compensation			☐	☐	☐	3. Advisory Resolution to Approve Executive Compensation Vote Frequency			☐	☐	☐	☐

4. Ratification of Appointment of Independent Registered Public Accounting Firm for 2023
			☐	☐	☐

B. Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

Magellan Midstream Partners, L.P.’s Annual Meeting will be held on April 27, 2023, at the Williams Resource Center, One Williams Center, Tulsa, Oklahoma, at 10:00 a.m. Central Time.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at

www.investorvote.com/mmp

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Magellan Midstream Partners, L.P.

Notice of 2023 Annual Meeting of Limited Partners

Proxy Solicited by Board of Directors for Annual Meeting – April 27, 2023, 10:00 a.m. Central Time

Douglas J. May and Barry R. Pearl (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the units owned by this unitholder, with all the powers this unitholder would possess if personally present, during the Annual Meeting of Limited Partners of Magellan Midstream Partners, L.P. to be held on April 27, 2023 or at any postponement or adjournment thereof.

Units represented by this proxy will be voted by the unitholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Directors, FOR Proposals 2 and 4 and 1 YEAR on Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.